Exhibit 10.20

MISSION CITY CENTER

STANDARD OFFICE LEASE
2350 Mission College Boulevard, Suite 1175
Santa Clara, California 95054

Between

2350 MISSION INVESTORS, LLC,
a Delaware limited liability company
Lessor

And

NEWCARDIO, INC.,
a Delaware corporation

Lessee

Dated:  February 6, 2008

LEASE SUMMARY
2350 Mission College Boulevard, Suite 1175
Santa Clara, California 95054

LEASE DATE:	February 6, 2008
LESSOR:	2350 MISSION INVESTORS, LLC, a Delaware limited liability company
LESSOR'S ADDRESS FOR NOTICES:	2350 Mission Investors, LLC c/o Woodmont Real Estate Services 1050 Ralston Avenue Belmont, California 94002
LESSEE:	NEWCARDIO, INC., a Delaware corporation
LESSEE'S ADDRESS FOR NOTICES:
Before Term Commencement Date:
NewCardio, Inc.
2033 Gateway Plaza, Suite 500
San Jose, California 95110

After Term Commencement Date:
NewCardio, Inc.
2350 Mission College Boulevard, Suite 1175
Santa Clara, California 95054

With a copy to :

Hopkins & Carley
70 S. First Street
San Jose, California 95113
Attention:  Julie Frambach

BUILDING:	2350 Mission College Boulevard Santa Clara, California 95054
RENTABLE AREA OF THE BUILDING:	Approximately 235,883 square feet
PREMISES:	Suite 1175
RENTABLE AREA OF THE PREMISES:	Approximately 1,980 square feet
TERM:	Thirty-Eight (38) months
ESTIMATED TERM COMMENCEMENT DATE:	March 1, 2008
ESTIMATED TERM EXPIRATION DATE:	April 30, 2011
BASE RENT:
Period:	Monthly Base Rent	Annual Base Rent
March 1, 2008 through April 30, 2008	NONE	NONE
May 1, 2008 through April 30, 2009	$5,940.00	$71,280.00
May 1, 2009 through April 30, 2010	$6,118.20	$73,418.40
May 1, 2010 through April 30, 2011	$6,301.75	$75,621.00
If the Term Commencement Date (as defined in Section 2.01) is a date other than March 1, 2008, the foregoing schedule of Base Rent shall be adjusted to reflect the actual Term Commencement Date with Base Rent abated for the first two (2) months

BASE YEAR:	January 1, 2008 through December 31, 2008
LESSEE'S PERCENTAGE SHARE:	Eighty-Four One Hundredths percent (0.84%)
PERMITTED USE:	General office use including medical device company offices
SECURITY DEPOSIT:	Twelve Thousand Six Hundred Dollars ($12,600.00)
PREPAID RENT:	Five Thousand Nine Hundred Forty Dollars ($5,940.00), to be applied toward the Base Rent due for April 2008
LESSEE PERMITTED PARKING:	Five (5) unassigned, non-exclusive parking spaces
GUARANTOR:	NONE
BROKERS:	NAI/BT Commercial representing Lessor Wayne Mascia Associates representing Lessee

The foregoing Lease Summary is incorporated into and form a part of the Lease.  Each reference in the Lease to any of the Lease Summary provisions shall mean the respective information set out above and shall be construed to incorporate all of the terms provided under the particular Lease section pertaining to such information.  Each such reference shall incorporate the applicable Lease Summary provisions.  In the event of any conflict between any of the Lease Summary provisions and the provisions of the Lease, the provisions of the Lease shall control.

TABLE OF CONTENTS
2350 Mission College Boulevard, Suite 1175
Santa Clara, California 95054

STANDARD OFFICE LEASE
2350 Mission College Boulevard, Suite 1175
Santa Clara, California 95054

This Standard Office Lease (this "Lease") is made and entered into by and between the Lessor ("Lessor") and the Lessee ("Lessee") set forth in the Lease Summary and is effective as of the Lease Date (the "Lease Date") set out in the Lease Summary.

ARTICLE 1 - PREMISES

Section 1.01.  Premises.  Lessor leases to Lessee, and Lessee hereby hires and leases from Lessor, for the term and subject to the agreements, conditions and provisions set forth in the Lease Summary and in this Lease, to each and all of which Lessor and Lessee mutually agree, those certain premises described in the Lease Summary and generally shown on Exhibit A (the "Premises"), which Premises are located in the office building described in the Lease Summary (the "Building").  Lessor and Lessee agree that for the purposes of this Lease the Rentable Area of the Premises and the Rentable Area of the Building shall be the respective numbers of square feet set forth in the Lease Summary.  The real property upon which the Building and Common Areas (as defined in Section 1.03) are located, and the improvements from time to time located on such real property, are referred to in this Lease as the "Project".

Section 1.02.  Condition of the Premises.  Except as set forth in this Lease, neither Lessor nor any representative or agent of Lessor has made any representation or warranty to Lessee respecting the condition of the Premises or the suitability of the Premises for any purpose or use.  Lessee agrees that Lessee is leasing the Premises in their AS-IS condition without any improvements or alterations by Lessor, unless Lessor has expressly agreed to make any improvements or alterations in a work letter attached to this Lease as Exhibit C.  If Lessor has agreed to make any such improvements or alterations, then the Premises shall include the Lessor Improvements (as defined in Exhibit C) to be constructed by Lessor within the interior of the Premises pursuant to Exhibit C.  Lessor and Lessee shall be bound by the terms and conditions of Exhibit C.  Except for the Lessor Improvements to be constructed by Lessor pursuant to Exhibit C, the execution of this Lease by Lessee constitutes conclusive evidence that Lessee has inspected the Premises and found them to be good condition and repair.

Section 1.03.  Common Areas.  During the Term (as defined in Article 2), Lessee and Lessee's employees and guests shall have the non-exclusive right to use, in common with Lessor other permitted users those areas located within the Project from time to time designated and made available by Lessor for the common use of Lessor and the lessees, occupants and invitees of the Building, which areas may include the areas on individual floors in the Building devoted to corridors, elevators, foyers, lobbies, restrooms, stairways and other similar facilities, and the driveways and parking areas of the Project ("Common Areas").  Such use shall be subject to the Rules and Regulations (as defined in Section 16.01).  Lessor has the right, in its sole discretion, from time to time, to:  (a) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of entrances, corridors, elevators, foyers, lobbies, restrooms, stairways and other similar facilities on individual floors in the Building, and driveways, entrances, parking spaces, parking areas, direction of driveways, landscaped areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings to the Project and improvements to the Common Areas or remove existing improvements from the Common Areas; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building and/or the Project; and (e) do and perform any other acts, alter or expand or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Lessor may, in its sole discretion, deem to be appropriate.  Lessee shall have the non-exclusive right in common with other permitted users to use not more than the number of parking spaces set forth in the Lease Summary located in the parking areas of the Common Area for the parking of the passenger automobiles of the employees and invitees of Lessee, subject to compliance with the Rules and Regulations (as defined in Section 16.01).

ARTICLE 2 - TERM

Section 2.01.  Term.  The term of this Lease (the "Term") shall commence on the later of (a) the date set out in the Lease Summary as the "Estimated Term Commencement Date", or (b) the date that substantial completion of the Lessor Improvements (as defined in Exhibit C) has been achieved and Lessor has given written notice to Lessee of such substantial completion (such later date being the "Term Commencement Date") and, unless sooner terminated as provided in this Lease, shall end on day immediately preceding the first day of the thirty-eighth (38th) month following the Term Commencement Date (the "Term Expiration Date").  As used in this Section 2.01, the term “substantial completion” shall mean that the Lessor Improvements have been completed to the extent that the same may be used generally for the purposes that they are intended and that only minor touch up or incomplete work remains to be completed.  Notwithstanding the foregoing, if construction of the Lessor Improvements is delayed by any act, fault or neglect of Lessee, then the period of any such delay shall be not be taken into account in determining the Term Commencement Date.  Notwithstanding any provision of this Lease to the contrary, if Lessor does not tender possession of the Premises to Lessee on or before the Estimated Term Commencement Date for any reason whatsoever, Lessor shall not be liable to Lessee for damages or otherwise and this Lease shall not be void or voidable, but Lessee shall not be liable for payment of any rent until such time as Lessor tenders possession of the Premises to Lessee.  Any such delay in the tender of possession of the Premises shall not affect any of the other obligations of Lessee under this Lease, but shall extend the Initial Term Expiration Date for the same period of time.  Lessee's entry upon the Premises for the conduct of business (whether before or after the Term Commencement Date) shall constitute Lessee's agreement that the Premises are in good order and condition.

ARTICLE 3 - RENT

Section 3.01.  Base Rent.  Lessee shall pay to Lessor for the right to use and occupy the Premises Annual Base Rent in the amount set forth in the Lease Summary, payable without notice or demand in equal monthly installments in advance in the amount set out in the Lease Summary (the "Monthly Base Rent") beginning two (2) months after the Term Commencement Date and continuing on the first day of each calendar month thereafter during the Term.  Lessee shall pay to Lessor the Monthly Base Rent due for the first month of the Term for which Monthly Base Rent is due upon execution of this Lease.

Section 3.02.  Additional Rent.  Lessee shall pay to Lessor as additional rent ("Additional Rent") (a) Lessee's Percentage Share of any Increased Operating Expenses as provided in Section 4.01, (b) Lessee's Percentage Share of Increased Taxes as provided in Section 5.01, and (c) all other costs, expenses and charges that are referred to in this Lease as "Additional Rent".  As used in this Lease, the term "Rent" shall mean Base Rent, Additional Rent and all other sums and amounts payable by Lessee under this Lease.  This Lease is intended to be a triple-net lease.  The provisions of this Section 3.02, and the provisions of Sections 4.01 and 5.01, providing for the payment of Additional Rent are intended to pass on to Lessee Lessee’s Percentage Share of all costs and expenses relating to Lessor’s ownership and operation of the Premises, the Building and/or the Project.

Section 3.03.  Partial Months.  If the Term Commencement Date is a day other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, then the Monthly Base Rent and Additional Rent for the first and/or last fractional month of the Term shall be prorated based upon the number of days in the first and/or last fractional month that are included within the Term.

Section 3.04.  Interest.  Every installment of Base Rent, and every other payment of Rent due under this Lease, which is not received by Lessor within five (5) days after the same shall have become due shall bear interest at the annual rate equal of ten percent (10%), or at the highest rate legally permitted, whichever is less (the "Applicable Interest Rate"), from the date that the same became due and payable until the same is received by Lessor, whether or not demand for payment is made by Lessor.

Section 3.05  Late Charge.  Lessee acknowledges that late payment by Lessee to Lessor of any installment of Base Rent or other payment of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine.  Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any indebtedness secured by an encumbrance covering the Project.  Therefore, if any installment of Base Rent or other payment of Rent is not received by Lessor when due, Lessee shall pay to Lessor on demand an additional sum equal to six percent (6%) of the overdue amount as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of such late payment by Lessee.  Acceptance of any late charge shall not constitute a waiver of the failure of Lessee to pay the unpaid amount or prevent Lessor from exercising any of the other rights and remedies available to Lessor by reason of such failure of Lessee.

Section 3.06   Payment.  All payments required to be made by Lessee under this Lease shall be made in lawful money of the United States without any set off, deduction or counterclaim whatsoever and shall be made payable and delivered to Lessor at the address of Lessor set forth in the Lease Summary or such other place as Lessor may designate in writing.

ARTICLE 4 - OPERATING EXPENSES

Section 4.01.  Increased Operating Expenses.  The term "Base Year" means that twelve (12) month period set forth in the Lease Summary.  In addition to the payment of Base Rent, during each calendar year of the Term following the Base Year Lessee shall pay to Lessor as Additional Rent Lessee's Percentage Share (as set forth in the Lease Summary) ("Lessee's Percentage Share") of any increase in Operating Expenses (as defined in Section 4.02) paid or incurred by Lessor during such calendar year ("Increased Operating Expenses") which are in excess of the Operating Expenses paid or incurred by Lessor for the Base Year.  Lessor may, at or after the start of any calendar year subsequent to the Base Year, notify Lessee of the amount which Lessor estimates will be Lessee's Percentage Share of the Increased Operating Expenses for such calendar year, and Lessee shall pay to Lessor monthly in advance, at the time and place that Monthly Base Rent is payable under this Lease, one-twelfth (1/12) of such estimate.  Lessor may, from time to time, revise Lessor's estimate of Increased Operating Expenses by written notice to Lessee and Lessee shall pay Lessee’s Percentage Share based upon such revised estimate.  An annual Statement ("Statement") of the actual Increased Operating Expenses incurred or paid by Lessor for each calendar year subsequent to the Base Year shall be given to Lessee within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practical.  If Lessee's Percentage Share of Increased Operating Expenses as shown on such Statement is greater or less than the total estimated amounts actually paid by Lessee with respect to the calendar year covered by such Statement, then within thirty (30) days after receipt of the Statement, Lessee shall pay in cash any sums owed to Lessor or, if applicable, Lessee shall receive a credit against Lessee’s Percentage Share of Increase Operating Expenses next accruing for any sum overpaid by Lessee.  Following expiration of the calendar year in which the Term expires or during which this Lease is terminated, Lessor shall give a final Statement to Lessee for such calendar year.  If Lessee's Percentage Share of any Increased Operating Expenses as shown on the final Statement is greater or less than the total amount of Increased Operating Expenses actually paid by Lessee with respect to the calendar year covered by the final Statement, then within thirty (30) days after the delivery of the Statement to Lessee the appropriate party shall pay to the other party any sums owed.  The obligations of Lessor and Lessee under this Section 4.01 shall survive the expiration or sooner termination of this Lease.

Section 4.02.  Operating Expenses.  The term "Operating Expenses" as used in this Lease shall include all costs, charges and expenses incurred in the course of ownership, management, operation, maintenance, repair, restoration and replacement of the Building, the Common Areas and/or the Project, including, without limitation:

(a)    Wages, salaries, compensation and benefits for all persons engaged in the management, operation, maintenance, repair, restoration and replacement of the Building, Common Areas and/or the Project including, but not limited to, employer’s Social Security taxes, unemployment taxes, insurance premiums, and any other taxes which may be levied on such wages, salaries, compensation and benefits.

(b)    The cost of service, maintenance and inspection contracts, including, but not limited to, contracts for landscaping, janitorial, window cleaning, rubbish removal, exterminating, elevator, plumbing, electrical, mechanical, HVAC and life safety equipment and systems.

(c)    The cost of purchasing or renting equipment, supplies, tools, materials and uniforms.

(d)    Premiums and other charges for the insurance policies to be maintained by Lessor under this Lease and for such other insurance policies as Lessor shall elect to maintain with respect to the Project, and insurance deductibles and the amount of self-insured or retained coverage.

(e)    Costs of electricity, water, gas, sewer and other utility services provided to the Building and/or the Common Areas that are not billed directly to lessees, including, but not limited to, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon the use and occupancy of the Premises, the Building or the Project, as a result of any rationing of utility services or restriction on the use or quality of utility services supplied to the Premises, the Building and/or the Project.

(f)    Sales, use and excise taxes on goods and services purchased by Lessor.

(g)   License, permit and inspection fees.

(h)   Attorneys', accountants' and consultants' fees.

(i)    Fees for management services, whether provided by an independent management company, Lessor, or an affiliate of Lessor.

(j)    The cost of any capital improvements, equipment or devices installed or paid for by Lessor in order (i) to conform with any laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction or of any board of fire underwriters or similar insurance body, (ii) to replace existing systems, or (iii) to effect a labor saving, energy saving or other economy, which cost shall be amortized over the useful life of such capital improvement, equipment or device as determined by Lessor, together with interest on the unamortized balance at an annual rate equal to Applicable Interest Rate, or such higher rate as may have been paid by Lessor on borrowed funds.

(k)    The cost of the replacement of Common Area furnishings, fixtures, decorations and equipment including, but not limited to, window coverings, carpeting and wall coverings.  The cost of such items having a useful life of five (5) years or less shall be treated as an expense changed in the calendar year incurred.  The cost of such items having a useful life in excess of five (5) years shall be amortized over the useful life of such items as determined by Lessor, together with interest on the unamortized balance at an annual rate equal to the Applicable Interest Rate, or such higher rate as may have been paid by Lessor on borrowed funds.

(l)    Depreciation or amortization of the costs of materials, tools, supplies and equipment purchased by Lessor to enable Lessor to supply services which Lessor might otherwise contract for with a third party.

(m)    Taxes (as defined in Section 5.02).

The term “Operating Expenses” shall not include (i) any expense paid by any lessee of the Building directly to third parties; (ii) any expense for which Lessor is otherwise reimbursed by any third party, by any other lessee of the Building or by insurance proceeds; (iii)rent paid to any ground lessor; (iv) the cost of constructing lessee improvements for any other lessee of the Project; (v) legal fees, advertising costs, brokerage commissions and other costs incurred by Lessor in connection with the leasing of space to individual lessees of the Project; (vi) Lessor’s general overhead expenses not related to the ownership and management of the Project; and (vii) legal fees, accountings’ fees and other expenses incurred in connection with disputes with other lessees of the Project.

Section 4.03.    Statement Binding and Audit Rights.  Each Statement shall be conclusive and binding upon Lessee unless within ninety (90) days after receipt of the Statement Lessee shall notify Lessor in writing that Lessee disputes the correctness of such Statement, specifying the particular respects in which the Statement is claimed to be incorrect.  Following Lessor’s receipt of Lessee's notice disputing any Statement, Lessor and Lessee shall meet and attempt in good faith to resolve the matters in dispute.  If the matters in dispute are not resolved by Lessor and Lessee within thirty (30) days following Lessor's receipt of Lessee's dispute notice, Lessee may, by written notice given to Lessor within fifteen (15) days following the elapse of the foregoing thirty (30) day period, request an independent audit of the books and records of Lessor relating to the matters in dispute.  The independent audit of the books and records shall be conducted by a Certified Public Accountant not then employed by either Lessor or Lessee who is to be compensated on an hourly basis and is otherwise acceptable to both Lessor and Lessee ("CPA").  If, within thirty (30) days after Lessor's receipt of Lessee's notice requesting an audit, Lessor and Lessee are unable to agree on the CPA to conduct such audit, then Lessor may designate an accounting firm not then employed by Lessor or Lessee to conduct such audit.  The audit shall be limited to the matters in dispute for the subject calendar year as contained in Lessee’s initial written dispute notice.  The audit shall be completed within sixty (60) days following the date of identification of the CPA to conduct such audit.  If the audit discloses that the matters in dispute were incorrectly billed to Lessee, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable.  Lessee shall pay all costs and expenses of the CPA in connection with the audit.  Lessee shall keep any information gained from such audit confidential and shall not disclose any information to any other person or entity.  The exercise by Lessee of such audit rights shall not relieve Lessee of its obligation to timely pay all sums due under the Statement that are not in dispute.

ARTICLE 5 - TAXES

Section 5.01.    Increased Taxes.  In addition to the payment of Base Rent, during each calendar year of the Term following the Base Year, Lessee shall pay to Lessor as Additional Rent Lessee's Percentage Share of any increase in Taxes (as defined in Section 5.02) paid or incurred by Lessor during each such calendar year over the Taxes paid or incurred by Lessor for the Base Year (“Increased Taxes”).  Lessee shall pay Lessee's Percentage Share of any Increased Taxes in the manner provided in Section 4.01.

Section 5.02.    Taxes.  The term "Taxes" as used in this Lease shall include all taxes, assessments, charges and surcharges (including costs and expenses of contesting the amount or validity thereof by appropriate administrative or legal proceedings) levied or assessed upon or with respect to the Building and/or the Project, or the interest of Lessor in the Building and/or Project, and any personal property of Lessor used in connection with the Building and/or Project, including, without limitation, all so-called ad valorem real property taxes and general and special assessments; charges, fees, levies or assessments for transit, housing, police, fire or other services or purported benefits to the Project; service payments in lieu of taxes; and any tax, fee or charge on the act of entering into this Lease or any other lease of space in the Building, on the use or occupancy of the Building and/or the Project or any part thereof, or on the rent payable under any lease of the Building or in connection with the business of renting space in the Building, which may now or hereafter be levied or assessed against Lessor by the United States of America, the State of California, or any governmental or quasi-governmental entity holding the power of taxation, and any other tax, fee. levy or other charge, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part), any other item included as Taxes, whether or not now customary or in the contemplation of Lessor and Lessee on the date of this Lease.  "Taxes" shall also include legal and consultants' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Lessor specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any Taxes.  "Taxes" shall not include the net income, estate, succession, inheritance, transfer or franchise taxes of Lessor.  Lessee acknowledges, that the Lessor named in this Lease is a tax exempt entity and that in lieu of customary ad valorem real property taxes, the taxing authority will issue a possessory interest tax based upon the value of the rights conferred upon Lessee under this Lease, and that such possessory interest tax is included in the definition of “Taxes”.

Section 5.03.    Additional Taxes.  In addition to the payment of Base Rent and other charges to be paid by Lessee under this Lease, during the Term Lessee shall pay directly to the taxing authority any and all taxes, charges, surcharges, fees, levies and assessments, whether or not now customary or with the contemplation of Lessor and Lessee on the date of this Lease:  (a) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements in or Alterations (as defined in Section 9.01) to the Premises, regardless of whether title to such improvements or Alterations shall be in Lessee or Lessor; (b) upon or measured by any Rent payable under this Lease, including, without limitation, any gross receipts tax or excise tax levied by the city and/or county in which the Building is located, the State of California, the United States of America or any other governmental entity; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the Premises or any portion thereof; or (d) upon this transaction or any document to which Lessee is a party creating or transferring any interest or estate in the Premises (collectively, "Additional Taxes").  If any Additional Taxes are included in Lessor's tax bills, Lessee shall pay the amount of the Additional Taxes to Lessor upon demand.

ARTICLE 6 - SECURITY DEPOSIT

Section 6.01.    Security Deposit.  Lessee has paid to Lessor the sum contained in the Lease Summary as the Security Deposit (the "Security Deposit"), which shall be held by Lessor as security for the timely and faithful performance by Lessee of all of the provisions of this Lease to be performed or observed by Lessee.  Upon the occurrence of an Event of Default (as defined in Section 22.01), Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent in default, or for the payment of any other sum incurred by Lessor by reason of such Event of Default, or to compensate Lessor for any loss or damage which Lessor may suffer by reason of such Event of Default.  If Lessor so uses or applies all or any portion of the Security Deposit, Lessee shall, within ten (10) days after written demand by Lessor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its full original amount and Lessee's failure to do so shall constitute an Event of Default under this Lease.  Lessor shall not be required to keep the Security Deposit separate from its general accounts.  No interest shall accrue on or be payable to Lessee with respect to the Security Deposit.  If Lessee timely performs all of Lessee's obligations under this Lease, the Security Deposit, or so much thereof as has not been applied by Lessor as provided in this Lease, shall be returned to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest under this Lease) at the expiration of the Term, and after Lessee has vacated the Premises and surrendered the Premises in the condition required under this Lease.  No trust relationship is created herein between Lessor and Lessee with respect to the Security Deposit.

Section 6.02.    Waiver.  Lessee waives the provisions of California Civil Code Section 1950.7, excepting only subdivision (b), and any other present or future law, statute or ordinance regarding security deposits held under commercial leases, and agrees that the provisions of this Article 6 shall solely govern the rights and obligations of Lessor and Lessee regarding the Security Deposit.

ARTICLE 7 - USE

Section 7.01.    General.  The Premises shall be used only for the purposes contained in the Lease Summary (the "Permitted Use"), and for no other purpose or use.  Use of the Premises shall be subject to the Rules and Regulations (as defined in Section 16.01).  The term “Permitted Use” shall not include (i) offices of any agency or bureau of the United States or any state or political subdivision thereof, (ii) offices or agencies of any foreign government or political subdivision thereof, (iii) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed, (iv) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use, (v) retail or restaurant uses, (vi) broadcast studios or other broadcast production facilities, such as radio and/or television stations, (vii) product display or demonstration facilities, (viii) offices at which deposits or bills are regularly paid in person by customers, (ix) personnel agencies, except offices of executive search firms; (x) offices or facilities that are open to the public before or after Ordinary Business Hours (as defined in Section 8.01 below); (xi) residential property sales or brokerage offices; (xii) any examination or testing of humans or animals, or laboratory functions; and (xiii) any use that involves the presence on the Premises of any biologic material or biologic waste.

Section 7.02.    No Nuisance or Waste.  Lessee shall not do or permit anything to be done in or about the Premises, the Building or the Project which will in any way obstruct or interfere with the rights of Lessor or other lessees or occupants, or injure or annoy any of them.  Lessee shall not use or allow the Premises to be used for any improper, immoral or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on, or about the Premises, the Building or the Project.  Lessee shall not commit or allow the commission of any waste in, on, or about the Premises, the Building or the Project.

Section 7.03.    Compliance with Laws.  Lessee shall not use the Premises or permit anything to be done in or about the Premises, the Building or the Project which will in any way conflict with any law, statute, ordinance, rule, regulation, requirement, directive, order, permit or approval of any governmental authority or quasi-governmental authority now in force or which may hereafter be enacted or promulgated (collectively, "Laws").  Lessee shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way cause a cancellation or an increase in the rate of any insurance on the Building or the Project maintained by Lessor.  Lessee shall, at its sole cost and expense, promptly comply with all Laws relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Lessee's use or manner of use of the Premises or alterations or improvements made to the Premises by or at the request of Lessee.  The judgment of any court of competent jurisdiction or the admission by Lessee in any action against Lessee, whether Lessor be a party to any such action or not, that Lessee has so violated any Laws shall be conclusive of such violation as between Lessor and Lessee for purposes of this Lease.  Lessee shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises or the Building.

Section 7.04.    No Rights Granted.  No rights to any view, light or air over any property, whether belonging to Lessor or any other person, are granted to Lessee by this Lease.  Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on the Project or on lands adjacent to the Project shall in no way affect this Lease or impose any liability on Lessor.  Noise, dust or vibration or other incidents to new construction of improvements on the Project or on lands adjacent to the Project, whether or not owned by Lessor, shall in no way affect this Lease or impose any liability on Lessor.   If Lessor makes changes, alterations or additions to any portion of the Building other than the Premises, or to the Common Areas or the Project, Lessor shall not be subject to any liability.  No such changes or additions shall entitle Lessee to damages or other compensation, relieve Lessee of any obligation under this Lease or constitute or be construed as a constructive or other eviction of Lessee or a breach of Lessor's covenant of quiet enjoyment.  In the exercise of the foregoing rights, Lessor shall use commercially reasonable efforts not to unreasonably interfere with access to the Premises or Lessee’s use of the Premises as permitted in this Lease.

Section 7.05.    No Interference with Communications Installations and Equipment.  Lessee shall not use, or permit any employee, contractor or agent of Lessee to use, in or about the Premises, the Building or the Project any equipment (including, but not limited to, communications equipment or devices) that interferes with the communications installations, equipment or devices of any other lessee or licensee of the Building.  All equipment or devices installed or used by Lessee in or about the Premises, the Building or the Project shall be maintained and used in compliance with the rules, regulations, requirements, guidelines and licensing conditions of all federal , state, regional or local governmental authorities or quasi-governmental authorities, including, but not limited to, the Federal Communications Commission, and within the technical parameters specified by the manufacturer or suppler of such equipment or devices.  If any equipment or device installed or used by Lessee or any employee, contractor or agent of Lessee interferes directly or indirectly with the use or enjoyment of the Project by Lessor, or any other lessee or licensee, then Lessee shall eliminate such interference within twenty-four (24) hours after written notice from Lessor.  If such interference is not eliminated within such twenty-four (24) hour period, then Lessee shall cease the use of such equipment or devices (except for intermittent testing) until the interference has been eliminated to the satisfaction of Lessor.

ARTICLE 8 - SERVICES AND UTILITIES

Section 8.01.    General.  Subject to the provisions of Section 8.03 and so long as no Event of Default exists under this Lease, Lessor shall:

(a)    Operate or cause the operation in season of the heating, ventilating and air conditioning ("HVAC") system serving the Premises during the hours of 7:00 a.m. until 6:00 p.m. Monday through Friday, except holidays observed by the federal and/or State of California government ("Ordinary Business Hours"), at such temperatures and in such amounts as Lessor determines are reasonably required for the comfortable occupancy of the Premises or as may be permitted or controlled by applicable Laws or the directives of utility suppliers.  If Lessee requires heat or air-conditioning on days or during hours other than Ordinary Business Hours, Lessee must make advance arrangements with Lessor for the provision of the same and shall pay Lessor, as additional Rent, the hourly rate established by Lessor for such service and a monthly accounting fee for any month during which additional heat or air conditioning is requested..  At least 48 hours' prior notice must be given to Lessor in order to schedule additional heat or air conditioning service.  Lessee shall be responsible, and shall pay Lessor for, any additional costs (including, without limitation, the costs of installation of additional HVAC equipment) due to the arrangement of partitioning in the Premises, changes or alterations to the Premises made by Lessee or at the request of Lessee, the use in the Premises of equipment or machinery consuming more than 500 watts at rated capacity, occupancy of the Premises exceeding one person per one hundred and twenty-five (125) square feet of rentable area, the failure of Lessee to keep all HVAC system outlets within the Premises free of obstruction, or the failure of Lessee to observe the Rules and Regulations for the use and operation of the HVAC system.

(b)    Make customary arrangements with public utilities and/or public agencies to furnish electric current to the Building.  Electric current will be available to the Premises in amounts sufficient for normal lighting by overhead fluorescent fixtures and for normal use of office computers and other office machines of similar low electrical consumption not exceeding an average of 3 watts per square foot of the Premises or such lesser amount as may be available.  Lessee shall not install in the Premises any electronic data processing equipment, independent air conditioning units, special communications equipment, special lighting or any other item of electrical equipment which consumes more than 500 watts at rated capacity or requires a voltage other than 120 volts, single phase (collectively "High Consumption Equipment") without Lessor's prior written consent.  Lessor shall have no obligation to install dedicated circuits or other special circuitry or wiring serving the Premises.  Lessee shall advise Lessor prior to execution of this Lease and within five (5) days after written request from Lessor of the nature and quantity of all lights, equipment and machines using electricity in the Premises and shall permit Lessor or its authorized agents to make periodic inspections of all lights, equipment and machines using electricity located within the Premises.  If Lessor determines that Lessee is using electric current in excess of 3 watts per square foot of rentable area per month or such lesser amount as may be available based on the safe and lawful capacity of the existing electrical circuits and facilities serving the Premises, Lessor shall have the right to install an electric current meter in the Premises to measure the amount of electric current consumed on the Premises.  Lessee shall pay to Lessor, as Additional Rent, the cost of installation, maintenance and repair of such meter (including, but not limited to, special conduits, wiring and panels) and the cost of excess electric current consumed on the Premises as measured by such meter.

(c)    Provide water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of all lessees of the Building.

(d)    Operate, maintain, clean, light, heat, ventilate and air condition the Building interior Common Areas and provide elevator service in the Building during Ordinary Business Hours.

(e)    Operate, maintain and clean the Common Areas outside of the Building.

(f)    Provide routine janitorial service to the Premises and the Common Areas on each weekday, exclusive of Saturdays, Sundays and holidays, subject to access being granted to the person or persons employed or retained by Lessor to perform such work.

Section 8.02.    Supplementary Services.  Lessee shall pay to Lessor as Additional Rent, at the charges established by Lessor from time to time, all charges for supplementary or additional services provided by Lessor or its agents to Lessee at the request of Lessee or any of the employees of Lessee, which charges shall be payable by Lessee upon demand by Lessor.  Lessor may rely upon any written or oral request by any employee of Lessee, unless Lessee shall notify Lessor of, or Lessor shall request, the names of individuals authorized to make such requests.  Such supplementary services shall include, without limitation, maintenance, repair, janitorial, cleaning and other services provided during hours other than Ordinary Business Hours and/or in amounts not considered by Lessor as standard.

Section 8.03.    Interruption of Access, Use or Services.  Lessor shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences; riots, civil disturbances, insurrection, war or public enemy; accidents or breakage; strikes, lockouts or other labor disputes or disturbances; the making of repairs, alterations or improvements to the Premises, the Building or the Project; the inability to obtain an adequate and uninterrupted supply of fuel, gas, steam, water, electricity, labor or other supplies; Laws; utility supplier rules, regulations or controls, whether voluntary or mandatory; limitation, curtailment, rationing or restriction on the use of water, electricity, gas or any other form of energy or any other service or utility; or any other event or condition beyond the reasonable control of Lessor.  No such failure shall entitle Lessee to damages or other compensation, relieve Lessee of any obligation under this Lease or constitute or be construed as a constructive or other eviction of Lessee or a breach of Lessor's covenant of quiet enjoyment.

Section 8.04.    Compliance With Utility Controls or Guidelines.  If any governmental entity promulgates or revises any Laws, or if any governmental entity or utility supplier imposes mandatory or voluntary controls or guidelines on Lessor, the Building or the Project relating to the use, consumption or conservation of electricity, water, gas, steam, light, or energy, or the provision of any utility or service provided to the Building or the Project, Lessor may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines and/or make changes, alterations, additions or improvements to the Premises, the Building or the Project in order to comply with the same. Neither such compliance nor the making of such changes, alterations, additions or improvements shall entitle Lessee to damages or other compensation, relieve Lessee of any obligation under this Lease or constitute or be construed as a constructive or other eviction of Lessee or a breach of Lessor's covenant of quiet enjoyment.

Section 8.05.    No Obligation to Provide Security Services.  Lessee acknowledges and agrees that, while Lessor, in its sole and absolute discretion, may engage security personnel or a security service to patrol the Building or the Project, Lessor is not providing any security services for the benefit of Lessee or Lessee's employees, agents, contractors or invitees.  Lessor shall not be liable to Lessee or to any of Lessee's employees, agents, contractors or invitees for, and Lessee waives any claim against Lessor with respect to, any loss by theft or any other personal or property damage or loss suffered or incurred by Lessee or any of Lessee's employees, agents, contractors or invitees in connection with any unauthorized entry into the Premises or any criminal activity occurring in, on or about the Premises, the Building or the Project.

Section 8.06.    Force Majeure.  Notwithstanding any provision of this Lease to the contrary, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the Lessor (each a “Force Majeure Delay”), shall excuse the performance by Lessor of the obligations of Lessor under this Article 8 for a period equal to any such Force Majeure Delay.

ARTICLE 9 - ALTERATIONS

Section 9.01.    General.  Lessee shall neither make nor cause to be made any alterations, additions or improvements (each an "Alteration") in, on or to any portion of the Building or the Common Areas outside of the interior of the Premises.  Lessee shall neither make nor cause to be made any Alteration in, on or to the Premises or any part of the Premises without the prior written consent of Lessor, which consent will not be unreasonably withheld with respect to any proposed Alteration that: (a) complies with all Laws; (b) is in the opinion of Lessor compatible with the Building and its structural, roofing, mechanical, plumbing, electrical, HVAC systems; and (c) will not interfere with the use and occupancy of any other portion of the Building by any other lessee or its invitees.  When applying for any such consent, Lessee shall furnish complete plans and specifications for the desired Alteration, unless such requirement is waived by Lessor.  Lessee shall, concurrently with the submittal of its request for consent, pay to Lessor a review fee in an amount equal to the greater of ten percent (10%) of the cost of the Alteration or $500 in order to compensate Lessor for the cost of review of Lessee's request and the plans and specifications and for additional administrative costs for monitoring the construction of the Alteration; provided, however, no review fee shall be payable by Lessee with respect to the Lessee Improvements described in Exhibit  C.  All Alterations shall, at Lessor's election, be constructed by Lessor's contractor or by a licensed and bondable contractor selected by Lessee and approved by Lessor.  Subsequent to obtaining Lessor's consent and prior to commencement of construction of any Alteration, Lessee shall, at Lessee's expense, obtain and deliver to Lessor a copy of the building permit, a copy of the executed construction contract (if applicable), any completion, performance and/or payment bonds required by Lessor and certificates of insurance for Lessee's contractor evidencing the insurance coverages required by Lessor.  Any Alteration undertaken by Lessee shall be completed in accordance with the plans and specifications approved by Lessor, shall be carried out in a good, workmanlike and prompt manner, shall comply with all Laws and shall be subject to monitoring by Lessor or its employees, agents or contractors.  Lessee shall not use any portion of the Common Areas in connection with the making of any Alteration without Lessor's prior written consent.  If Lessor elects to have any Alteration constructed by Lessor's contractor, then in addition to the review fee, Lessee shall pay to Lessor in advance any and all costs for such construction (including, without limitation, the costs of design, labor, materials, equipment, insurance, bonds, permits, inspections and governmental fees) within ten (10) days after demand.  If Lessor determines, in the exercise of Lessor's reasonable discretion, that any changes, additions and/or improvements to other portions of the Building should be made as the result of any Alteration in order to comply with any Laws, then Lessee shall reimburse Lessor upon demand for all costs and expenses incurred by Lessor in making such changes, additions and/or improvements.  Any Alteration made by Lessee shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, except Lessee shall, upon demand by Lessor and at Lessee's sole cost and expense, remove prior to the expiration or termination of this Lease all or any portion of any Alterations which are designated by Lessor to be removed, and Lessee shall, at Lessee's sole cost and expense, repair and restore the Premises to their original condition.  Lessor's review and/or approval of any plans and specifications and/or Lessor’s monitoring of the construction of any Alteration shall be for Lessor's purposes only and shall not constitute any warranty or covenant by Lessor of the adequacy of the plans and specifications or construction of the Alteration.  Lessee shall be solely responsibility to ensure that any plans and specifications and the construction of any Alteration meet the requirements of this Section 9.01.

Section 9.02.    Notice.  Lessee shall give Lessor at least fifteen (15) days prior written notice of the commencement of any work of construction, alteration, maintenance, repair or replacement by or on behalf of Lessee.  Lessor shall have the right at all times to post and keep posted on the Premises any notice permitted or required by any Law, or which Lessor may deem proper, for the protection of Lessor, the Building or the Project and any other persons from liability resulting from such work.

Section 9.03.    Labor Relations.  No contractor, mechanic or laborer employed by Lessee (directly or indirectly) shall materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Lessor or others or interfere with harmonious labor relations in existence at the Project.  In the event of any such interference or conflict, all work by Lessee shall be halted immediately upon demand by Lessor until such time as such work can proceed without any such interference or conflict.

Section 9.04.    Liens.  Lessee shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, materials or services furnished or obligations incurred by Lessee.  In the event any such lien is imposed or recorded, Lessee shall cause the same to be released of record by payment or recording of a lien release bond as provided by Law within ten (10) days after such imposition or recording.  If Lessee shall fail to cause any such lien to be released within such ten (10) day period, then Lessor shall have, in addition to all other rights and remedies provided in this Lease and at law, the right, but not the obligation, to cause any such lien to be released by such means as Lessor shall deem proper, including payment of the claim giving rise to such lien.  All sums paid by Lessor pursuant to this Section 9.04, and all expenses incurred by Lessor in connection therewith, shall be payable to Lessor by Lessee as Additional Rent on demand with interest at the Applicable Interest Rate.

Section 9.05.    Indemnity.  Lessee shall indemnify, protect, defend and hold Lessor and the Project harmless from and against any and all claims, damages, losses, actions, causes of action, judgments, settlements, costs and expenses (including, but not limited to, attorneys' fees, costs and disbursements and court costs) arising out of, connected with or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Lessee (or alleged to have been performed or furnished to or at the request of Lessee) or in connection with performance of any work done for the account of Lessee (or alleged to have been done for the account of Lessee), whether or not Lessee obtained Lessor's consent to have such work done, labor performed, or materials or supplies furnished.  The indemnity set forth in this Section 9.05 shall not apply to the Lessor Improvements to be performed by Lessor pursuant to Exhibit C.

ARTICLE 10 - REPAIRS

Section 10.01.    Repairs by Lessee.  Lessee shall keep the Premises and every part of the Premises in good, safe and secure condition and shall make promptly all repairs and replacements as and when Lessor deems necessary in order to preserve the Premises in good working order and condition, including but not limited to, repairs and replacements of windows, glass, doors, walls and wall finishes and floor coverings, excepting ordinary and reasonable wear and tear and damage by casualty or condemnation that results in a termination of this Lease.  Lessee shall reimburse Lessor, upon demand, for the cost of any and all damage, repairs and replacements necessitated or occasioned by the acts, omissions, negligence or willful misconduct of Lessee, or any of Lessee's employees, agents, contractors or invitees, or necessitated or occasioned by the use or occupancy or manner of use or occupancy of the Premises by Lessee or any person claiming through or under Lessee.   Lessor shall not be liable for any injury to or interference with Lessee's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Premises, the Building or the Project or to any of the fixtures, appurtenances or equipment serving the Premises, the Building or the Project.

Section 10.02.    Lessor Not Liable.  In no event shall Lessor be liable to Lessee for any damage to the Premises or for any loss, damage or injury to any property in, on or about the Premises occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or lines (including, without limitation, water, steam, sewer and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, the penetration of rain or storm water, or other similar cause in, above, upon or about the Premises, the Building or the Project.

Section 10.03.    Repairs by Lessor.  Subject to Lessee’s obligation under Section 4.01 to pay Lessee’s Percentage Share of Increased Operating Expenses and subject to any Force Majeure Delay, Lessor agrees to maintain the Building and the Common Areas in good condition and repair.  Lessor’s obligation under this Section 10.03 is subject to the condition precedent that Lessor shall have received written notice of the need for such repairs and maintenance and has been afforded a reasonable time after receipt of such notice to perform such repairs and maintenance.  Notwithstanding anything in this Section 10.03 to the contrary, in the event of any damage to the Building and/or Common Areas necessitated or occasioned by the acts, omissions, negligence or willful misconduct of Lessee, or any of Lessee's employees, agents, contractors or invitees, or any person claiming through or under Lessee, Lessor shall have the right, at Lessor’s option, to either repair the same, or to require Lessee to repair the same, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Lessor elects to perform such repair work, Lessee shall, upon demand, pay Lessor in advance for the cost of such repairs plus with an administrative fee of fifteen percent (15%) of the cost of such repairs.  Lessee shall promptly report in writing to Lessor any condition known to Lessee that Lessor is required to repair, and failure to so report such condition shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such condition.

Section 10.04.    Waiver.  To the fullest extent permitted by Law, Lessee hereby waives all rights to make any repair at Lessor's expense under any present or future Laws, including, but not limited to, the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code.

ARTICLE 11 - ASSIGNMENT AND SUBLETTING

Section 11.01.    General.  Lessee shall not, without the prior written consent of Lessor:  (a) assign, or otherwise transfer this Lease, the term or estate granted under this Lease, or any interest under this Lease; (b) permit the Premises or any part of the Premises to be used or occupied by anyone other than Lessee and the employees of Lessee (whether as concessionaire, franchisee, licensee, permittee or otherwise); or (c) sublet or offer for subletting the Premises or any part of the Premises.  Lessor shall not withhold its consent to a proposed assignment or sublease so long as (i) the proposed assignee or sublessee will use the Premises for the Permitted Use; (ii) the proposed assignee or sublessee is of sound financial condition, as reasonably determined by Lessor; (iii) the use of the Premises by the proposed assignee or sublessee does not involve the storage, use, treatment or disposal of any Hazardous Materials (as defined in Section 21.01(a)); (iv) the use of the Premises by the proposed assignee or sublessee will not create a violation of any covenant or agreement binding upon Lessor; (v) the use of the Premises by the proposed assignee or sublessee will not permit any other lessee of the Project to terminate its lease; (vi) the proposed assignee or sublessee does not then lease or occupy any other space in the Project; (vii) the use of the Premises by the proposed assignee or sublessee will not, in the reasonable opinion of Lessor, overburden the Premises, the Building or the Common Areas or increase the on-site parking, service or maintenance requirements of the Project; (viii) the proposed assignee or sublessee is not a foreign government, or an instrumentality, agency or division of a foreign government or of the government of the United States of America; (ix) the proposed assignee or sublessee has a good business reputation or a good reputation as a lessee, as determined in Lessor’s reasonable discretion; (x) the proposed assignee or sublessee is not a person or entity with whom Lessor is negotiating to lease space in the Building; (xi) the assignment or subletting would not entail alterations to the Premises which would lessen the value of the Premises; (xii) no Event of Default exists at the time of such Transfer Notice, and Lessor has not given Lessee three (3) or more notices of events or conditions that would constitute an Event of Default preceding the date of the Transfer Notice even if no Event of Default were noticed and declared by Lessor; and (xiii) the proposed subletting would not result in more than one (1) sublease of any portion of the Premises being in effect at any one time during the Term.  Any assignment, transfer or sublease without Lessor's consent shall be voidable and, at Lessor's election, shall constitute an Event of Default by Lessee under this Lease.  Any dissolution, merger, consolidation or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of the capital stock or ownership interests of Lessee, or the sale of fifty percent (50%) or more of the value of the assets of Lessee, shall be deemed an assignment of this Lease by Lessee.  The phrase "controlling percentage" shall mean the ownership of, and the right to vote, stock or ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of Lessee's issued capital stock or ownership interests.  The preceding two sentences shall not apply to corporations, the stock of which is traded through a nationally recognized securities exchange or through the over the counter market.  No assignee or sublessee shall have a right further to assign or sublet, except with the consent of Lessor as required in this Article 11.

Failure by Lessor to approve a proposed assignee or sublessee shall not be grounds for any claim by Lessee against Lessor.  The consent of Lessor to any assignment or subletting shall be in the form and substance required by Lessor and may require execution by Lessee and the assignee or sublessee.

Section 11.02.    Notice and Procedure.  If at any time or from time to time during the Term, Lessee desires to assign or sublet all or any part of the Premises, then at least thirty (30) days, but not more than one hundred twenty (120) days, prior to the date when Lessee desires the assignment or subletting to be effective (the "Transfer Date"), Lessee shall give Lessor a written notice (the "Transfer Notice") which shall contain: (a) the name, address and business of the proposed assignee or sublessee; (b) information (including financial statements, references and business plan) concerning the business and character of the proposed assignee or sublessee; (c) a detailed description of the space proposed to be assigned or sublet (the "Transfer Space"); (d) any rights of the proposed assignee or sublessee to use Lessee's furniture, fixtures, equipment or other personal property; (e) the Transfer Date; (f) the rent and/or other consideration for, and all other material terms and conditions of, the proposed assignment or subletting; (g) a true and complete copy of all documents and agreements relating to the proposed assignment or subletting; and (h) such other information as Lessor may reasonably request in order for Lessor to evaluate the assignment or subletting and the assignee or sublessee, all in such detail as Lessor may reasonably require.  If Lessor requests additional detail or additional information, the Transfer Notice shall not be deemed to have been received until Lessor receives such additional detail and information.  Lessor shall have the option, exercisable by giving notice to Lessee at any time within thirty (30) days after Lessor's receipt of the Transfer Notice and supporting information:  (A) to terminate this Lease as to the Transfer Space as of the Transfer Date, in which event Lessee shall be relieved for all further obligations as to the Transfer Space following such termination; or (B) to disapprove the assignment or subletting, or the proposed assignee or sublessee, on any reasonable grounds; or (C) to approve the proposed assignment or subletting, and the proposed assignee or sublessee.  If Lessor exercises its option to terminate this Lease as to the Transfer Space, Lessor shall have the right to lease the Transfer Space to any person or entity including, but not limited to the proposed assignee or sublessee.  No failure of Lessor to exercise any option with respect to the Transfer Space shall be deemed to be Lessor's consent to the assignment or subletting of all or any portion of the Transfer Space.  If Lessor consents to such proposed assignment or subletting, Lessee shall be free to assign or sublet the space to the assignee or sublessee identified in the Transfer Notice subject to the following conditions:  (a) the assignment or sublease shall be on the same terms contained in the Transfer Notice given to Lessor; (b) no assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Transfer Space until an executed original of the assignment or sublease has been delivered to Lessor; (c) the Lessee, assignee or sublessee and Lessor have entered into a consent to assignment or sublease in a form and substance prepared by and acceptable to Lessor; (d) the assignee or sublessee shall not have the right to further assign or sublet without obtaining the prior written consent of Lessor and complying with the provisions of this Article 11; and (e) the Lessee, assignee or sublessee shall not amend, alter, surrender or terminate the assignment or sublease without the prior written consent of Lessor.

If Lessee assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Lessor to any assignment or subletting, or if Lessee takes any action that is subject to the provisions of this Article 11, then Lessee shall pay, as Additional Rent under this Lease, Lessor's reasonable attorney's fees and costs incurred in connection with such assignment, sublease or action, whether or not Lessor consents to the assignment, subletting or action.

Section 11.03.    Bonus Rent.  All rent, payments and other consideration received by Lessee (or benefiting Lessee) as a result of such assignment or subletting (less the amortized amount of any reasonable leasing commissions and legal fees and costs paid by Lessee with respect to the assignment or subletting, which commissions, fees and costs shall be amortized on a monthly basis without interest over the term of such assignment or sublease), whether denominated rent or otherwise, which exceed, in the aggregate, the total of the Base Rent and Lessee’s Percentage Share of Increased Operating Expenses which Lessee is obligated to pay Lessor under this Lease (prorated as to any sublease to reflect obligations allocable to that portion of the Premises that is subject to such sublease) shall be payable to Lessor as Additional Rent under this Lease as and when received by Lessee (or received by others for the benefit of Lessee), without affecting or reducing any other obligation of Lessee under this Lease.  Any non-monetary consideration received by or benefiting Lessee shall be converted to its monetary equivalent.  During the term of each assignment or subletting, Lessee shall deliver to Lessor within fifteen (15) days after the end of each calendar month a statement specifying with respect to the preceding calendar month (i) each assignment or sublease in effect during the preceding calendar month, identifying the assignee or sublessee, the date of the assignment or sublease document, the number of square feet of the rentable area demised and the term; (ii) the amount of commissions, fees and costs paid by Lessee with respect to the assignment or subletting; (iii) the amount of all rent, payments and other consideration received or benefiting Lessee during the preceding calendar month; and (iv) a computation in reasonable detail showing the amount (if any) paid or to be paid to Lessor pursuant to this Section 11.03 with respect to such assignment or subletting for the preceding calendar month.

Section 11.04.    Continuing Liability of Lessee.  Regardless of Lessor's consent, no assignment or subletting shall release Lessee's obligation or alter the primary liability of Lessee to pay the Rent and to perform all other obligations to be performed by Lessee under this Lease.  The acceptance of rent by Lessor from any person other than Lessee shall not be deemed to be a waiver by Lessor of any provision of this Article 11.  Consent to one assignment or subletting shall not be deemed consent to any further assignment or subletting.  If any assignee of Lessee or any successor of Lessee commits any Event of Default, Lessor may proceed directly against Lessee without the necessity of proceeding against such assignee or successor.  Lessor may consent to subsequent assignments of this Lease, sublettings of the Premises or amendments or modifications to this Lease with the current assignee of Lessee, without notifying or obtaining the consent of Lessee, any successor to Lessee, and such action shall not relieve Lessee or any successor to Lessee of its or their liability under this Lease.

Section 11.05.    Bankruptcy.   If a petition is filed by or against Lessee for relief under Title 11 of the United States Code, as the same may be amended (the "Bankruptcy Code"), and Lessee (including Lessee's successor in bankruptcy, whether a trustee or Lessee as debtor in possession) assumes and proposes pursuant to the provisions of the Bankruptcy Code to assign, or proposes to assume and assign, this Lease to any person or entity who has made or accepted a bona fide offer of assignment of this Lease on terms acceptable to Lessee, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee; (b) all of the terms and conditions of the offer and proposed assignment; and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under this Lease, shall be given to Lessor by Lessee no later than thirty (30) days after Lessee has made or received such offer, but in no event later than ten (10) days prior to the date on which Lessee applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment.  Lessor shall have the prior right and option, to be exercised by notice to Lessee given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease.  If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Lessor:  (i) may require from the assignee a deposit cash or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Lessor upon the initial leasing to a lessee similar to the assignee; and (ii) shall receive, as Additional Rent, the sums and economic consideration payable to Lessor pursuant to Section 11.03.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the obligations of Lessee arising under this Lease on and after the date of such assignment.  Any such assignee shall, upon demand, execute and deliver to Lessor an instrument confirming such assumption.  No provision of this Lease shall be deemed a waiver of the rights or remedies of Lessor under the Bankruptcy Code to (A) oppose any assignment and/or assumption of this Lease; (B) require the timely performance of the obligations of Lessee under this Lease; or (C) regain possession of the Premises if this Lease has been neither assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed.  Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as Rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

Section 11.06.    No Mortgage, Pledge or Encumbrance.  Lessee shall not mortgage, pledge, encumber or otherwise create any lien upon the leasehold estate created by this Lease, any of the interest of Lessee under this Lease, or any interest in or right appurtenant to the Premises.

ARTICLE 12 - INSURANCE AND WAIVER OF RIGHT OF SUBROGATION

Section 12.01.    Lessee's Insurance.  Lessee shall, at the cost and expense of Lessee, maintain the following insurance coverages throughout the Term:

(a)    Commercial general liability insurance, including contractual liability coverage, with a minimum combined single limit of coverage of not less than Two Million Dollars ($2,000,000.00) per occurrence for bodily injury and property damage, insuring against all liability of Lessee and its employees, agents, contractors and invitees arising out of or in connection with the use or occupancy of the Premises by Lessee or this Lease.  Such insurance shall name Lessor and Lessor’s management agent for the Project (“Lessor’s Manager”), as additional insureds, shall specifically include contractual liability coverage for the liability assumed by Lessee under this Lease (including the indemnity obligations of Lessee contained in Section 13.02), and shall provide that such insurance is primary insurance and not excess over or contributory with any other insurance in force for or on behalf of Lessor.  The insurance policy shall not eliminate cross-liability and shall contain a severability of interests clause.  Not more frequently than once each year, if, in the opinion of any Mortgagee (as defined in Section 19.02) or of any insurance consultant of Lessor, the amount of general liability insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as required by any Mortgagee or Lessor's insurance consultant.

(b)    Standard fire and extended coverage insurance (in so-called “all-risk” or “special” form), with theft, vandalism, sprinkler leakage and malicious mischief endorsements, on all personal property, Lessee improvements (whether constructed by Lessor or Lessee), and Alterations, in, on, or about the Premises, covering the full replacement cost of such items without any deduction for depreciation.  The "full replacement cost" of the items to be insured under this Section 12.01(b) shall be determined by the company issuing the insurance policy at the time the policy is initially obtained and upon each renewal of such policy.  No such insurance policy shall contain a deductible greater than Two Thousand Five Hundred Dollars ($2,500.00) without the prior written approval of Lessor.  During the Term, the proceeds from any such insurance policy shall be used solely for the repair or replacement of the items so insured.  Lessor shall have no interest in the insurance upon Lessee’s personal property and will sign any documents reasonably necessary in connection with the settlement of any claim or loss by Lessee.

(c)    Workers' compensation insurance in an amount, and with a scope of coverage, as required by Law.

(d)    Employer's liability insurance with a minimum combined single limit of coverage of not less than One Million Dollars ($1,000,000.00) per occurrence.

(e)    Such additional forms of insurance or increased levels of coverage as Lessor may reasonably require, or as any Mortgagee may require, from time to time.

Section 12.02.    Insurance Criteria.  All the insurance required to be maintained by Lessee under this Lease shall: (a) be issued by insurance companies authorized to do business and issue insurance in California holding a rating of at least an A/X in the most recent edition of Best's Insurance Reports; (b) be issued as primary policies; and (c) contain an endorsement requiring not less than thirty (30) days’ written notice from the insurance company to both parties and to any Mortgagee before cancellation or change in the coverage, scope, or amount of the policy.

Section 12.03.    Evidence of Coverage.  Prior to the Term Commencement Date, and thereafter not less than thirty (30) days prior to expiration of each insurance policy, Lessee shall deliver to Lessor certificates of insurance (or if requested by Lessor or any Mortgagee, a copy of each insurance policy), together with evidence of the payment of premiums for a period of not less than one (1) year, for each of the insurance coverages to be maintained by Lessee under this Lease.

Section 12.04.    Waiver of the Right of Subrogation.  Lessor and Lessee hereby each waives any and all claims against the other and the agents of the other for any loss or damage to any of their respective property located on or about the Premises or the Project that is caused by or results from perils covered by the property insurance carried by the respective parties or required to be carried under the provisions of this Lease, whether or not due to the negligence of the other party or its agents.  Because the foregoing waivers will preclude the assignment to an insurance company or any other person of any claim by way of subrogation, Lessor and Lessee each shall give its insurance companies written notice of the terms of these waivers and shall have its insurance policies endorsed to waive the insurance company's right of subrogation and to prevent the invalidation of any insurance policy or coverage because of these waivers.  Nothing in this Paragraph 12.04 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

Section 12.05.    No Limit on Liability.  The requirements for Lessee's insurance contained in this Article 12 are minimum requirements and Lessee shall be solely responsible for determining the scope and amount of insurance coverage to be maintained by Lessee.  The scope and amount of insurance coverage required in this Article 12 shall not limit the liability of Lessee under this Lease.

Section 12.06.    Lessor May Obtain Insurance.  If Lessee shall fail to deliver to Lessor evidence of coverage at the time and in the manner required in Section 12.03, Lessor may, but shall not be obligated to, obtain such insurance in the name of Lessee and at the cost of Lessee, and Lessee shall pay to Lessor upon demand as Additional Rent all costs, expenses, disbursements and premiums incurred by Lessor in obtaining such insurance, together with interest at the Applicable Interest Rate.  The rights of Lessor under this Section 12.06 shall be in addition to any other rights or remedies available to Lessor by reason of the failure of Lessee to deliver evidence of the insurance coverages as required in Section 12.03.

Section 12.07.    Lessor’s Insurance.  Lessor shall maintain the following insurance coverages throughout the Term:

(a)    Commercial general liability insurance, including contractual liability coverage, insuring Lessor (and such persons and entities as are designated by Lessor from time to time) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in an amount Lessor from time to time determines is reasonably necessary for its protection or as required by any Mortgagee.

(b)    Standard fire and extended coverage insurance (in so-called “all-risk” or “special” form), with theft, vandalism, sprinkler leakage and malicious mischief endorsements, on the Building, but excluding personal property, Lessee improvements (whether constructed by Lessor or Lessee), and Alterations, in, on, or about the Premises, in an amount Lessor from time to time determines is reasonably necessary for its protection or as required by any Mortgagee.

(c)    Such other forms of insurance including, but not limited to, rent loss insurance and earthquake insurance, as Lessor from time to time determines are reasonably necessary for its protection or which are required by any Mortgagee.

All insurance proceeds payable under the insurance maintained by Lessor under this Section 12.07 shall be payable solely to Lessor, and Lessee shall have no interest in such proceeds and will sign any documents reasonably necessary in connection with the settlement of any claim or loss by Lessor.  All premiums and costs for the insurance maintained by Lessor under this Section 12.07 shall be included as an Operating Expense pursuant to Section 4.02.

ARTICLE 13 - WAIVER OF LIABILITY AND INDEMNITY

Section 13.01.    Waiver of Liability.  Lessor shall not be liable or responsible in any way for, and Lessee hereby waives all claims against Lessor with respect to, connected with or arising out of, (a) the injury or death of any person in, on or about the Project from any cause whatsoever; (b) the loss, damage or injury to any property belonging to Lessee or to any of Lessee's employees, agents, contractors or invitees in, on or about the Project; and (c) any damage to, loss of or interference with the business or activities of Lessee in, on or about the Premises, unless such injury or damage is caused by the sole active negligence or willful misconduct of Lessor, or Lessor's employees, agents or contractors.  Without limiting the generality of the foregoing, Lessor shall not be liable for any damage or loss of any nature whatsoever to persons or property caused by (i) explosion, fire, theft or breakage; (ii) the operation or failure of any sprinkler, drainage or plumbing system; (iii) interruption or curtailment of any utility or service; (iv) steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, the Building or the Project; (v) natural occurrence; (vi) acts of any public enemy, terrorist or criminal; (vii) riot, strike, lockout or labor dispute; (viii) insurrection or war; (ix) court order or order of any government body or authority; (x) repair, maintenance or alteration of any part of the Premises, the Building or the Project; or (xi) anything done or omitted to be done by any lessee, occupant or person in, on or about the Building or the Project.  In addition, Lessor shall not be liable for any loss or damage for which Lessee is required to insure under Section 12.01, or for any loss or damage resulting from any construction, Alterations or repair by Lessee.

Section 13.02.    Indemnity.  Lessee shall hold Lessor and Lessor’s property manager harmless, and shall defend, protect and indemnify Lessor and Lessor’s management agent for the Project, from and against any and all losses, damages, claims, demands, liabilities, actions, causes of action, judgments, settlements, costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and disbursements and court costs) arising from, related to or connected with:  (a) the use of the Premises, the Building or the Project by Lessee or Lessee’s employees, agents, contractors or invitees; (b) from any activity done, permitted or suffered by Lessee or Lessee’s employees, agents, contractors or invitees in, on or about the Premises, the Building or the Project; (c) any act, omission, neglect, fault or willful misconduct of Lessee or of any of Lessee’s employees, agents, contractors or invitees; (d) any Event of Default; and (e) any suit, action or proceeding brought on account of any matter described in items (a), (b), (c) or (d) of this Section 13.02 ("Claim").  If any action or proceeding is brought against Lessor and/or Lessor’s Manager by reason of any Claim, then upon notice from Lessor and/or Lessor’s Manager, Lessee shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and/or Lessor’s Manager.  The provisions of this Section 13.02 shall survive the expiration of the Term or sooner termination of this Lease with respect to any event, condition or Claim occurring prior to, or the onset of which occurred prior to, such expiration or termination.

ARTICLE 14 - DAMAGE OR DESTRUCTION

Section 14.01.    Termination of Lease.  In the event of a fire or other casualty to the Premises or the Building occurring during the Term, the following provisions shall apply:

(a)    If (i) the damage or destruction is limited solely to the Premises; (ii) the Premises can be made tenantable with all damage repaired within six (6) months from the date of the occurrence of the damage or destruction; and (iii) Lessor receives insurance proceeds from the hazard insurance maintained by Lessor with respect to the Building in the full amount of the cost of the required repairs and restoration, then Lessor shall repair and restore the Premises as provided in Section 14.02.

(b)    If (i) portions of the Building outside the boundaries of the Premises are damaged or destroyed whether or not the Premises are also damaged or destroyed; (ii) the Building can be made tenantable with all damage repaired within six (6) months from the date of occurrence of the damage or destruction; (iii) Lessor receives insurance proceeds from the hazard insurance maintained by Lessor with respect to the Building in the full amount of the cost of the required repairs and restoration; and (iv) Lessor determines, in the sole discretion of Lessor, that it is economically prudent to repair and restore the Building, then Lessor shall repair and restore the Building as provided in Section 14.02.

(c)    If the damage or destruction is not covered by the provisions of Section 14.01(a) or Section 14.01(b), Lessor shall notify Lessee within ninety (90) days after the date of the occurrence of the damage or destruction that Lessor elects either to (i) rebuild and restore the Premises and/or Building or (ii) to terminate this Lease.

(d)    Notwithstanding any of the provisions of this Section 14.01 to the contrary, Lessor shall have no obligation to rebuild the Premises or the Building in the event of damage or destruction to the Premises or the Building occurring during the last twelve (12) months of the Term (disregarding any unexercised options to extend the Term).

(e)    Lessee shall give Lessor prompt written notice of the occurrence of any damage or destruction of the Premises.

Section 14.02.    Repair and Restoration.  If this Lease is not terminated as provided in Section 14.01, then Lessor shall repair or restore the Premises and/or Building to substantially their condition existing prior to the occurrence of the damage or destruction, except for Alterations, additions or improvements made to the Premises by Lessee.  Lessee shall promptly repair and restore, at Lessee’s expense, all Alterations, additions or improvements made to the Premises by Lessee and repair, restore or replace the furniture, fixtures, equipment and personal property of Lessee.  The proceeds from any insurance paid by reason of damage to or destruction of the Premises or Building or any part thereof, insured by Lessor, shall, subject to the rights of any Mortgagee (as defined in Section 19.02) belong to and be paid to Lessor and Lessee shall have not interest in such insurance or insurance proceeds.  If this Lease is terminated pursuant to the provisions of Section 14.01, Lessee shall pay to Lessor that portion of the proceeds of the insurance to be maintained by Lessee pursuant to Section 12.01(b) which is allocable to Lessee improvements (whether constructed by Lessor or Lessee) and Alterations, in, on, or about the Premises.

Section 14.03.    Abatement of Base Rent.  During any period when Lessee's use of the Premises is materially impaired by any damage or destruction of the Premises or the Building, Base Rent shall abate to the extent that Lessee's use of the Premises is prevented by such damage or destruction, as reasonably determined by Lessor, until such time as the Premises are made tenantable, but only to the extent of any rent loss insurance proceeds (if any) received by Lessor with respect to the loss of use of the Premises.

Section 14.04.    Waiver.  Lessee waives all of the rights Lessee may now or hereafter hold under any existing or future law, statute, or ordinance which would permit Lessee to terminate this Lease in the event of the damage or destruction of the Premises or the Building, including, but not limited to, the provisions of California Civil Code Sections 1932(2) and 1933(4).

ARTICLE 15 - EMINENT DOMAIN

Section 15.01.    Termination of Lease.  In the event all or any part of the Premises, the Building or the Project shall be taken by any public or quasi-public authority for a period in excess of twelve (12) months as a result of the exercise of the power of eminent domain, or is sold under the threat of such taking (a "taking"), then the following provisions shall apply:

(a)    If all of the Premises are subject to a taking, then this Lease shall automatically terminate effective as the date possession is taken or granted to the condemning authority.

(b)    If twenty-five percent (25%) or more of the Premises, the Building or the Project is subject to a taking, Lessor may, at its option by written notice given to Lessee within ninety (90) days after the nature and extent of the taking has been finally determined, terminate this Lease as of the effective date of the taking.

(c)    If (i) twenty-five percent (25%) or more of the Premises is subject to a taking and (ii) the portion of the Premises remaining after such taking and any repairs by Lessor would be untenantable for the conduct of Lessee’s business operations as reasonably determined by Lessor, then Lessor may, at its option by written notice given to Lessee within ninety (90) days after the nature and extent of the taking has been finally determined, terminate this Lease as of the effective date of the taking.

(d)    If this Lease is not terminated as provided in Section 15.01(a) through Section 15.01(c), then this Lease shall automatically terminate as of the date possession is taken or granted to the condemning authority only as to the portions of the Premises, the Building or the Project that are the subject of the taking, and this Lease shall continue as to the portions of the Premises, the Building or the Project that are not the subject of the taking.

Section 15.02.    Repair and Restoration.  If this Lease is not terminated as provided in Section 15.01(a) through Section 15.01(c), then Lessor shall, to the extent of any award received by Lessor as the result of the taking, repair and restore the remaining portion of the Premises, the Building and the Project as a complete architectural unit substantially the same as existed prior to such taking, allowing for the effects of such taking, except for Alterations, additions or improvements made to the Premises by Lessee.  Lessee shall promptly repair and restore, at Lessee’s expense, all Alterations, additions and improvements made to the Premises by Lessee and repair, restore or replace the furniture, fixtures, equipment and personal property of Lessee.

Section 15.03.    Adjustment of Base Rent.  If this Lease is not terminated as provided in Section 15.01(a) through 15.01(c), then the Base Rent shall be adjusted to based upon the proportion that the floor area of the Premises existing prior to the taking bears to the floor area of the Premises following the taking (adjusted for any increase thereto resulting from reconstruction), as reasonably determined by Lessor, and Lessee's Percentage Share shall be recalculated by Lessor.  Except as expressly provided in the immediately preceding sentence, Lessee shall have no claim against Lessor for, and hereby releases Lessor and Lessor’s employees, agents, contractors and invitees from, responsibility for, and waives its entire claim of recovery for, any cost, expense or loss suffered or incurred by Lessee as a result of any taking or the repair or restoration of the Premises, the Building or the Project following any taking, including, without limitation, any cost, expense or loss resulting from any loss of use of the whole or any part of the Premises, the Building, the Project and/or any inconvenience or annoyance occasioned by such taking, repair or restoration.

Section 15.04.    Condemnation Award.  In the event of any taking, Lessor shall be entitled to any and all compensation, damages, income, rent and awards which may be paid or made by the condemning authority in connection such taking, and Lessee shall have no claim against Lessor or the condemning authority for the value of any unexpired term of this Lease, the leasehold estate of Lessee or any interest of Lessee in or to the Premises.  Notwithstanding the foregoing, Lessee may seek a separate award from the condemning authority for loss of business, moving costs or loss of goodwill, provided that any such award shall not reduce the amount to which Lessor is otherwise entitled.

Section 15.05.    Temporary Taking.  If all or any portion of the Premises shall be subject to governmental occupancy or use for a period of twelve (12) months or less, then this Lease shall continue in force and effect, and Lessee shall be entitled to receive and retain any compensation, damages, income, rent and awards made by the condemning authority in connection such occupancy or use.  All of the obligations of Lessee under this Lease shall continue during the period of such governmental occupancy and use.  If the period of such governmental occupancy or use is extended for a period in excess of twelve (12) months, then the provisions of Section 15.01 shall apply to such occupancy or use.

Section 15.06.    Waiver.  Lessor and Lessee each waives all rights it may now or hereafter hold under any existing or future law, statute, or ordinance which would permit Lessor or Lessee to terminate this Lease in the event of a taking of all or any part of the Premises, the Building or the Project, including, but not limited to, the provisions of California Code of Civil Procedure Section 1265.130.

ARTICLE 16 - RULES AND REGULATIONS

Section 16.01.    Rules and Regulations.  Lessee shall faithfully observe and comply with the rules and regulations for the Premises, the Building and the Project promulgated by Lessor from time to time, and with all modifications and additions to such rules and regulations made by Lessor (collectively, the "Rules and Regulations").  The current Rules and Regulations are attached to this Lease as Exhibit B.  Lessor shall not be responsible to Lessee for the failure of any Lessee, occupant, invitee or other person to comply with any of the Rules and Regulations.  In the event of any inconsistencies between the provisions of the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control.

ARTICLE 17 - ENTRY BY LESSOR

Section 17.01.    Entry by Lessor.  Lessor may enter the Premises at all reasonable times upon not less than twenty-four (24) hours’ prior telephone or written notice (except to provide routine services and in the case of an emergency, in which cases no prior notice will be required) to: (a) inspect the same; (b) exhibit the Premises to prospective purchaser or lender or any Mortgagee (as defined in Section 19.02); (c) determine whether Lessee is complying with the obligations of Lessee under this Lease; (d) supply janitorial service and any other service to be provided by Lessor to Lessee under this Lease, or to any other lessee of the Building, or to any of the Common Areas; (e) post notices of non-responsibility or other legal notices; (f) make repairs required under the provisions of this Lease; (g) make any alteration, addition or repair to the Building or the Project or to any utility systems or facilities serving the Building or the Project; (h) during the last six (6) months of the Term, to exhibit the Premises to prospective tenants; and (i) for any other reasonable business purpose.  Lessor shall at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Lessee's vaults, safes and similar areas agreed upon in writing by Lessee and Lessor).  In the event of an emergency, Lessor shall have the right to enter the Premises at any time and to use any and all means that Lessor may deem proper to obtain entry to the Premises.  Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, except for actual physical damage to the property of Lessee resulting from the sole active negligence or willful misconduct of Lessor or Lessor's employees, agents or contractors.  No entry onto the Premises by Lessor pursuant to this Section 17.01 shall under any circumstances constitute or be deemed to constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Lessee from the Premises, or any portion of the Premises.

ARTICLE 18 - ESTOPPEL CERTIFICATE

Section 18.01.    Estoppel Certificate.  At any time and from time to time, upon not less than ten (10) days’ prior written notice by Lessor, Lessee shall execute, acknowledge and deliver to Lessor, a certificate in the form and substance provided by Lessor certifying:  (a) that Lessee has accepted the Premises (or, if Lessee has not done so, that Lessee has not accepted the Premises, and specifying the reasons why the Premises has not been accepted); (b) the commencement and expiration dates of the Term; (c) Lessor is not in default under this Lease (or if Lessee claims any default by Lessor, specifying the same); (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the date and nature of each modification); (e) the date to which Base Rent and other sums payable under this Lease have been paid; (f) that no notice has been received by Lessee of any Event of Default which has not been cured, except as to any Event of Default specified in the certificate; (g) the amount of any security deposit and prepaid Base Rent or other sums prepaid by Lessee; (h) the capacity of the person executing such certificate, and that such person is duly authorized to execute such certificate on behalf of Lessee; and (i) such other matters as may be requested by Lessor.  Any such certificate may be relied upon by any prospective purchaser, lender or Mortgagee (as defined in Section 19.02).  If Lessee fails to deliver the executed certificate within the time period specified in Lessor’s notice (which time period shall not be less than ten (10) days after receipt of the requested certificate by Lessee), then Lessee shall be conclusively deemed to have certified as true and accurate the matters contained in the certificate delivered by Lessor to Lessee, and such failure shall, at the election of Lessor, constitute an Event of Default by Lessee under this Lease.

ARTICLE 19 - SUBORDINATION

Section 19.01.    Subordination of this Lease.  This Lease is and shall remain subject and subordinated at all times to:  (a) all ground or underlying leases which may now or hereafter affect the Project or any portion of the Project, and (b) the lien of all mortgages, deeds of trust and other security devices now or hereafter encumbering the Project or any portion of the Project, or on or against the interest or estate of Lessor in or to the Project, or on or against all such ground or underlying leases, all without the necessity of having any further instrument executed by Lessee to effectuate such subordination.  In the event that any superior ground lease or underlying lease terminates, or any superior mortgage, deed of trust or other security device is foreclosed, or a conveyance in lieu of foreclosure is granted, or the Project is sold under the power of sale granted in any such superior mortgage, deed of trust or other security device, for any reason, then Lessee shall attorn to and become bound to the successor in interest to Lessor at the option of such successor in interest.  Notwithstanding the foregoing, Lessor shall have the right to elect, by written notice to Lessee, to have this Lease be prior and superior to any such ground or underlying lease, mortgage or deed of trust or other security device.

Section 19.02.    No Subordination Documents Required.  The provisions of this Article 19 are self-operative and shall not require the execution of any further documents by Lessor or Lessee.  However, at any time and from time to time, upon not less ten (10) days’ prior written notice by Lessor, Lessee shall execute and deliver any documents evidencing, confirming or effectuating the effect of any of the provisions of this Article 19, in the form requested by Lessor or by the lessor under any ground or underlying lease or the holder or beneficiary of any mortgage, deed of trust or other security device encumbering the Project or any portion of the Project ("Mortgagee”).  If Lessee fails to execute and deliver such documents within the time period specified in Lessor’s notice (which time period shall not be less than ten (10) days after receipt of the requested documents by Lessee), then Lessee shall be conclusively deemed to have certified as true and accurate the matters set out in the documents delivered by Lessor to Lessee, and such failure shall, at the election of Lessor, constitute an Event of Default by Lessee under this Lease.

ARTICLE 20 - FINANCIAL INFORMATION

Section 20.01.    Financial Information.  At any time and from time to time, upon not less than ten (10) days’ prior written notice by Lessor, Lessee shall deliver to Lessor the then current financial statements of Lessee (including interim periods following the end of the last fiscal year for which annual statements are available), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.  If Lessee fails to deliver such financial statements within the time period specified in Lessor’s notice (which time period shall not be less than ten (10) days after receipt of the request by Lessee), then such failure shall, at the election of Lessor, constitute an Event of Default by Lessee under this Lease.  Any financial information received by Lessor from Lessee pursuant to this Section 20.01 that is marked “Confidential” will be treated by Lessor as confidential and will not be provided to any other person or entity, except (a) as required by law, (b) pursuant to subpoena or court order, (c) to the attorneys and accountants of Lessor, or (d) any prospective purchaser or lender in connection with the proposed sale or financing of the Project or of any interest in the Project.

ARTICLE 21 - HAZARDOUS MATERIALS

Section 21.01.    Definitions.  As used in this Lease, the following terms shall have the meanings contained in this Section 21.01:

(a)    The term "Hazardous Materials" shall mean and include any substance, material or waste that is or contains (i) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (iii) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (iv) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) lead and lead-containing materials; (viii) methly tertiary-buytl ether; or (ix) any substance, material or waste (A) the presence of which on or about the Premises, the Building or the Project (I) requires licensing, reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (II) which, if released, would cause or threaten to cause a nuisance on the Premises, the Building or the Project or any adjacent area or property or pose or threaten to pose a hazard to the health or safety of persons on the Premises, the Building or the Project or any adjacent area or property, or (III) which, if it emanated or migrated from the Premises, the Building or the Project could constitute a trespass, or (B) which is now or is hereafter classified or considered to be harmful, hazardous or toxic under any Environmental Laws.

(b)    The term "Environmental Laws" shall mean and include (i) CERCLA, RCRA and TSCA; (ii) the Hazardous Waste Control Law (California Health and Safety Code § 25100 et seq., as amended); (iii) the Carpenter-Presley-Tanner Hazardous Substance Account Act, (California Health and Safety Code § 25300 et seq., as amended and revived by subsequent legislation); (iv) the Porter-Cologne Water Quality Control Act (California Water Code § 13000 et seq., as amended); (v) the Barry Keene Underground Storage Tank Cleanup Trust Fund Act of 1989 (California Health and Safety Code § 25299.10 et seq., as amended); (vi) the California Hazardous Substances Act (California Health and Safety Code §108100, et seq., as amended); (vii) the Radiation Control Law (California Health and Safety Code §114960, et seq.); (viii) any other federal, state or local law, statute, ordinance, code, rule, regulation, order or decree now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the transportation, storage, use, treatment or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment; (ix) all regulations promulgated pursuant to such Environmental Laws; and (x) all requirements (whether order, directive or otherwise) of federal, state and local governmental authorities including, but not limited to, the California Regional Water Control Board, San Francisco Bay Region, and the State of California Environmental Protection Agency.

(c)    The term "Permitted Hazardous Materials" shall mean and include only those Hazardous Materials that are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business in executive or administrative offices of a similar size and location to that of the Premises, but only if and to the extent that such office supplies are transported, stored, used and disposed of in compliance with the recommendations of the manufacturer and all Environmental Laws.  Any office supplies that are not transported, stored, used and disposed of in compliance with the recommendations of the manufacturer and all Environmental Laws shall constitute “Hazardous Materials” for purposes of this Article 21.

Section 21.02.    Hazardous Materials Prohibited.  Lessee shall not cause or permit any Hazardous Materials to be brought upon, stored, used or disposed in, on or about the Premises, the Building or the Project by Lessee or the employees, agents, contractors, invitees or customers of Lessee, except Permitted Hazardous Materials.  Prior to the Term Commencement Date and thereafter on each anniversary of the Term Commencement Date, Lessee shall deliver to Lessor a list of all Permitted Hazardous Materials located at the Premises.

Section 21.03.    Indemnity.  Lessee agrees to indemnify, defend, protect and hold harmless Lessor from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises, the Building or the Project, damages due to loss or restriction of rentable or useable space, and any damages due to any adverse impact on marketability of the Premises, the Building or the Project), settlements, claims, liabilities and expenses (including, without limitation, attorneys’ fees, consultants’ fees and expert’s fees) sustained by Lessor during or after the Term and attributable to (a) any Hazardous Materials brought upon, stored, used or disposed in, on or about the Premises, the Building or the Project by Lessee or the employees, agents, contractors, invitees or customers of Lessee, or (b) the breach by Lessee of any provision of this Article 21.  The provisions of this Section 21.03 shall survive the expiration of the Term or any sooner termination of this Lease.

ARTICLE 22 - DEFAULT

Section 22.01.    Event of Default.  In addition to any other event specified in this Lease as a default by Lessee, the occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default by Lessee under this Lease:

(a)    the vacation or abandonment of the Premises for a continuous period in excess of five (5) business days.

(b)    the failure by Lessee to pay any installment of Base Rent as and when the same becomes due and payable.

(c)    the failure by Lessee to pay any other sum as and when the same becomes due and payable if such failure continues for more than five (5) days after written notice from Lessor.

(d)    the failure by Lessee to execute and deliver to Lessor any estoppel certificate, subordination agreement or financial information within the time periods and in the manner required by Section 18.01, Section 19.02 and Section 20.01, respectively.

(e)    the failure by Lessee to perform or observe any other obligation of Lessee under this Lease, if such failure continues for more than ten (10) days after written notice from Lessor; provided, however, if such failure reasonably cannot be cured within such ten (10) day period, Lessee shall not be in default if Lessee shall commence to cure such failure within such period ten (10) day period and thereafter prosecute and complete such cure with due diligence and dispatch.

(f)    the making by Lessee of a general assignment for the benefit of its creditors, or the admission of the inability of Lessee to pay its debts as they become due.

(g)    the filing of a petition, case or proceeding in bankruptcy by Lessee, or the adjudication of Lessee as bankrupt or insolvent.

(h)    the filing of a petition against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, where such petition, case or proceeding is not dismissed within sixty (60) days after filing or commencement, or the filing of an answer by Lessee admitting or failing to contest the material allegations of a petition filed against Lessee in any such proceeding.

(i)    the seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Lessee or any material part of the assets or properties of Lessee.

(j)    the appointment of any trustee, receiver or liquidator for Lessee or for any material part of the assets or property of Lessee where such appointment is not vacated or dissolved within sixty (60) days after the date of the appointment or the date of any sooner sale or disposition of any of the assets or properties of Lessee by any such trustee, receiver or liquidator.

(k)    if this Lease or any interest or estate of Lessee under this Lease shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

Section 22.02.    Lessor's Remedies.  If an Event of Default shall occur, Lessor shall have the following remedies and rights:

(a)    Lessor may terminate this Lease by written notice to Lessee, and on the date specified in such notice Lessee's right to possession and this Lease shall terminate.  Should Lessor terminate this Lease pursuant to the provisions of this Section 22.02(a), Lessor shall have all the rights and remedies of a lessor provided by Section 1951.2 of the California Civil Code or any successor code section.  Upon such termination, in addition to any other rights and remedies to which Lessor may be entitled under applicable law, Lessor may recover from Lessee:  (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.  The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the Applicable Interest Rate.  The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at a rate equal to the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%).

(b)    This Lease shall continue in effect for so long as Lessor does not terminate this Lease as provided in Section 22.02(a), and Lessor may enforce all of Lessor's rights and remedies under this Lease, including without limitation, the right to recover Rent as it becomes due.  Lessor shall have the remedy described in Section 1951.4 of the California Civil Code (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).  Lessor, without terminating this Lease, may exercise all of the rights and remedies of a lessor under Section 1951.4 of the California Civil Code or any successor code section.  Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Lessor to protect Lessor's interest in and to the Premises shall not constitute an election by Lessor to terminate Lessee's right to possession.  Lessor shall not be liable in any way whatsoever for its failure to relet the Premises following any Event of Default.  No action by Lessor shall be deemed a termination of this Lease except written notice by Lessor delivered to Lessee expressly declaring a termination of this Lease.  If Lessor does not immediately terminate the right of Lessee to possession of the Premises following the occurrence of an Event of Default, Lessor may thereafter elect to terminate this Lease.

(c)    Lessor shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises.  Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

(d)    if Lessor does not elect to terminate this Lease as provided in Section 22.02(a), Lessor may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Lessor’s sole discretion.  In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied in the following order: (i) to reasonable attorneys’ fees, costs and disbursements incurred by Lessor as a result of any Event of Default and costs in the event suit is filed by Lessor to enforce such remedies; (ii) to the payment of any costs of such reletting; (iii) to the payment of the costs of any alterations and repairs to the Premises; (iv) to the payment of any amount owed by Lessee other than Base Rent; (v) to the payment of Base Rent; and (vi) the residue, if any, shall be held by Lessor and applied in payment of future Rent and other sums payable by Lessee under this Lease as the same may become due and payable hereunder.   Should that portion of such rentals received from such reletting during any month that is applied to the payment of Rent hereunder be less than the Rent payable during the month by Lessee under this Lease, then Lessee shall pay such deficiency to Lessor.  Such deficiency (if any) shall be calculated and paid monthly.  Lessee shall also pay to Lessor as Additional Rent all costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)    Lessor shall have such other rights and remedies as now or hereafter may be available to Lessor at law or in equity by reason of the occurrence of an Event of Default.

Section 22.03.    Rent Computation.  For purposes of computing unpaid Rent which would have accrued and become payable under this Lease following any Event of Default, unpaid Rent shall consist of the sum of:  (a) the total Base Rent for the balance of the Term; plus (b) Lessee's Percentage Share of Increased Operating Expenses for the balance of the Term.  For purposes of computing Increased Operating Expenses for the calendar year during which an Event of Default occurs and each subsequent calendar year during the Term, it shall be assumed that Operating Expenses were equal to the Operating Expenses for the immediately preceding calendar year increased by the average increase in the Consumer Price Index for Urban Consumers, All Items, for the San Francisco-Oakland-San Jose, California Area (1982-84=100), as published by the United States Department of Labor, Bureau of Labor Statistics for the three (3) calendar years preceding the calendar year during which the Event of Default occurred.  If such index is discontinued or revised, then Increased Operating Expenses shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

Section 22.04.    Remedies Not Exclusive.  The remedies granted to Lessor in this Lease are not exclusive and shall be in addition to any and all other remedies now or in the future available to Lessor at law or in equity.  The remedies of Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not exclude the concurrent or subsequent exercise by Lessor of any other remedy.

Section 22.05.    Waiver.  Lessee waives the right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, California Civil Code Section 3275 or under any other present or future law or statute, in the event Lessee is evicted or Lessor takes possession of the Premises by reason of an Event of Default.

ARTICLE 23 - LESSOR'S RIGHT TO CURE DEFAULTS

Section 23.01.    Right to Cure.  All obligations to be performed by Lessee under any of the provisions of this Lease shall be at Lessee's sole cost and expense and without any abatement of or off-set against Rent.  If Lessee shall fail to pay any sum of money, other than Base Rent, required to be paid by Lessee under this Lease or shall fail to cure any Event of Default within three (3) days after notice from Lessor, then Lessor may, but shall not be obligated, and without waiving or releasing Lessee from any obligation, make any such payment or perform any such act on behalf of Lessee.  All sums so paid or incurred by Lessor shall be deemed Additional Rent and shall be paid to Lessor by Lessee on demand, and Lessor shall have (in addition to all other rights and remedies of Lessor) the same rights and remedies in the event of the non-payment of any such sums and costs by Lessee as in the case of a failure by Lessee in the payment of Base Rent.

ARTICLE 24 - ATTORNEYS' FEES

Section 24.01.    Attorneys' Fees.  If Lessor or Lessee fails to perform any of its obligations under this Lease or if any dispute arises between Lessor and Lessee concerning the meaning or interpretation of any provision of this Lease, then the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the prevailing party on account of such default and/or in enforcing or establishing the rights of the prevailing party under this Lease, including, without limitation, court costs and reasonable attorneys’ fees, costs and disbursements.  Any such attorneys’ fees and other expenses incurred by the prevailing party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

Section 24.02.    Collection of Rent.  Without limiting the generality of Section 24.01, if Lessor utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Lessee or in connection with any failure of Lessee to perform any obligation of Lessee under this Lease, Lessee shall pay to Lessor, as Additional Rent, the attorneys’ fees, costs and disbursements incurred by Lessor for such services, regardless of the fact that no legal action may be commenced or filed by Lessor.

ARTICLE 25 - SURRENDER OF PREMISES

Section 25.01.    Surrender of Premises.  At the expiration of the Term or upon sooner termination of this Lease, Lessee shall peaceably deliver up possession of the Premises to Lessor, together with all improvements or additions to the Premises, by whomsoever made, (a) in the same condition as received or first installed, excepting only ordinary wear and tear and damage by casualty or condemnation that results in a termination of this Lease; (b) “broom clean", free of trash, debris and the personal property and trade fixtures placed on the Premises by Lessee; and (c) free of all Hazardous Materials and Permitted Hazardous Materials brought upon the Premises by Lessee or Lessee's employees, agents, contractors or invitees and otherwise in compliance with all Environmental Laws.  Notwithstanding the foregoing to the contrary, upon the written request of Lessor (and unless otherwise previously agreed to in writing by Lessor), Lessee shall, at the cost of Lessee, remove any or all Alterations, additions or improvements to the Premises installed by Lessee and shall return the Premises to its condition existing on the Term Commencement Date, ordinary wear and tear excepted.  Lessee shall repair any damage to the Premises caused by the removal of Lessee’s personal property, trade fixtures, Alterations, additions or improvements.  Any personal property or trade fixtures placed on the Premises by Lessee that are not so removed may, at the election of Lessor, be deemed abandoned by Lessee and title to the same shall thereupon pass to Lessor, and the same may be removed and disposed of by Lessor at the cost of Lessee.  The obligations of Lessee under this Section 25.01 shall survive the expiration of the Term or the sooner termination of this Lease.

ARTICLE 26 - HOLDING OVER

Section 26.01.    Holding Over.  If Lessee shall remain in possession of all or any portion of the Premises after the expiration of the Term or the sooner termination of this Lease without the written consent of Lessor (which consent may be granted or withheld at the sole discretion of Lessor), such holding over shall constitute a tenancy at sufferance at a Monthly Base Rent equal to one hundred fifty percent (150%) of the Monthly Base Rent payable for the last month of the Term, plus Additional Rent, and otherwise on the terms and provisions of this Lease so far as the same are applicable, and Lessee shall be subject to summary eviction without demand or notice; provided, however, in no event shall any renewal or expansion option or other similar right or option set forth in this Lease (if any) be deemed applicable to any such tenancy at sufferance.  If the Premises are not surrendered at the expiration of the Term or the sooner termination of this Lease, in accordance with the provisions of Section 25.01, Lessee shall indemnify, defend, protect and hold Lessor harmless from and against any and all loss, liability, cost and expense resulting from any delay by Lessee in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Lessor made by any succeeding lessee or prospective lessee founded on or resulting from such delay, and any loss sustained by Lessor due to the loss of the opportunity to relet the Premises or any portion of the Premises, together with, in each case, attorneys’ fees, costs and disbursements.

ARTICLE 27 - WAIVER

Section 27.01.    Waiver.  The failure of Lessor to exercise any right or remedy in connection with any breach or violation of any term, covenant or condition of this Lease shall not be deemed to be a waiver of any such right or remedy or a waiver of the breach or violation of such term, covenant or condition or any subsequent breach or violation of the same or any other term, covenant or condition of this Lease. The acceptance of any Rent or other sum by Lessor shall not be deemed to be a waiver of any preceding breach or violation by Lessee of any term, covenant or condition of this Lease other than the failure of Lessee to pay the particular Rent or sum so accepted, regardless of Lessor's knowledge of any such preceding breach or violation at the time of acceptance of such Rent or other sum.  No delay or omission in the exercise of any right or remedy by Lessor with respect to any Event of Default by Lessee shall impair such a right or remedy or be construed as a waiver of any Event of Default.  Any waiver by Lessor of any Event of Default by Lessee must be in writing.

ARTICLE 28 - SALE BY LESSOR

Section 28.01.    Sale by Lessor.  In the event of a sale or conveyance by Lessor of the Project, the same shall operate to release Lessor from any future liability for the performance of any of the agreements, obligations, covenants or conditions set forth in this Lease, and in such event Lessee agrees to look solely to the successor in interest of Lessor in and to the Project for the performance of this Lease.  This Lease shall not be affected by any such sale or conveyance by Lessor and Lessee shall attorn to the purchaser or grantee, such attornment to be effective and self-operative without the execution of any further instruments on the part of Lessee.

ARTICLE 29 - NO MERGER

Section 29.01.    No Merger.  The voluntary or other surrender of this Lease by Lessee, or a cancellation of this Lease by Lessor and Lessee, shall not work a merger, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies of the Premises or operate as an assignment to Lessor of any or all of such subleases or subtenancies of the Premises.

ARTICLE 30 - NOTICES

Section 30.01.    Notices.  All notices and demands which may or are required to be given by Lessor or Lessee under this Lease shall be in writing given by personal delivery, delivery by United States Postal Service mail, certified or registered, postage prepaid, or overnight delivery by any nationally recognized overnight courier service, charges prepaid.  Notices shall be addressed as follows:  If to Lessee, (a) prior to the Term Commencement Date, at Lessee's address set out in the Lease Summary, and (b) after the Term Commencement Date, at the Premises; if to Lessor at the address set out in the Lease Summary.  Lessee hereby appoints as its agent to receive the service of all notices (including, but not limited to, service of process) the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupying the Premises, then such service may be made by attaching the same to the main entrance of the Premises.  Both parties may from time to time designate a different address for notices by a notice given to the other party in the manner provided in this Section 30.01.  For purposes of this Lease, notices shall be deemed given or received on the date of personal delivery, three (3) business days after the date of deposit with the United States Postal Service or the next business day following the date of deposit with a nationally recognized overnight courier service.

ARTICLE 31 - RELOCATION OF PREMISES

Section 31.01.    Relocation of Premises.  INTENTIONALLY OMITTED.

ARTICLE 32 - SUCCESSORS

Section 32.01.    Successors.  All the terms, covenants, and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing set forth in this Section 32.01 shall be deemed to permit any assignment, subletting, occupancy or use of the Premises in violation of the provisions of Article 11.

ARTICLE 33 - LIMITATION OF LIABILITY

Section 33.01.    Limitation of Liability.  Lessee agrees that, in the event of any breach or default by Lessor under this Lease or arising in connection with this Lease or with operation, management, leasing, repair, renovation, alteration of the Premises, Building or Project by Lessor or any other matter relating to the Premises, Building or Project, Lessee’s remedies shall be limited solely and exclusively to the recovery of damages in an amount which is equal to the equity interest in the Project of the then current Lessor subject to encumbrance by any mortgage, deed of trust or other security device, provided that in no event shall such liability extend to any sales or insurance proceeds or condemnation awards received by Lessor or by any of Lessor's partners, members, trustees, beneficiaries, shareholders, officers, directors, employees, agents, investment advisors, manager or managers, or any successor in interest of any of them (“Lessor Parties” ) in connection with the Premises, Building or Project.

Section 33.02.    Waiver.  Neither Lessor, nor any of the Lessor Parties, shall have any personal liability under or in connection with this Lease, the Premises, the Building or the Project, and Lessee hereby expressly waives and releases such personal liability on behalf of itself, its successors and assigns and all persons claiming by, through or under Lessee.  The limitations of liability set forth in Section 33.01 and this Section 33.02 shall inure to the benefit of the present and each future Lessor and their respective Lessor Parties.  Under no circumstances shall any present or future Lessor or any Lessor Parties have any liability for the performance of, or failure to perform, any of the obligations of Lessor under this Lease.  Notwithstanding any contrary provision set forth in this Lease, neither Lessor nor any of the Lessor Parties shall be liable under any circumstances for injury or damage to, or interference with the business or activities of Lessee, including but not limited to, loss of business or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.  The provisions of this Article 33 shall apply only to the Lessor and the Lessor Parties, and shall not be for the benefit of any insurer or any other third party.

ARTICLE 34 - GUARANTY OF LEASE

Section 34.01.    Guaranty of Lease.  INTENTIONALLY OMITTED.

ARTICLE 35 - BROKERS

Section 35.01.    Brokers. Lessor and  Lessee each represents and warrants to the other that it has not dealt or had any contact with any broker, agent or finder in connection with this Lease or the Premises other than the Broker(s) identified in the Lease Summary (the "Brokers").  Lessor shall pay the commission due the Brokers in connection with this Lease pursuant to separate agreement between Lessor and the Brokers. Lessor and Lessee shall each indemnify, protect, defend and hold  harmless the other from and against any and all claims, demands, liabilities, losses, damages, actions, causes of action, suits, costs, and expenses (including attorneys' fees, costs and disbursements) arising out of or relating to a breach by it of the foregoing representation and warranty.

ARTICLE 36 - MISCELLANEOUS

Section 36.01.    Captions.  The captions and headings of the Articles and Sections in this Lease are provided for convenience only and shall not in any way limit the provisions of this Lease or be used in the interpretation of the provisions of this Lease.

Section 36.02.    Time of Essence.  Time is of the essence of this Lease and of all provisions of this Lease, except with respect to the delivery of possession of the Premises and the obligations of Lessor under Section 2.01.

Section 36.03.    Number, Genders and Joint and Several Liability.   The words "Lessor" and "Lessee", as used herein, shall include the plural as well as the singular.  Words used in the any gender include all other genders.  If more than one person or entity is identified as Lessor or Lessee in this Lease, then the obligations imposed upon Lessor and Lessee under this Lease are joint and several.

Section 36.04.    Governing Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California without regard to any choice of laws provisions or principles.

Section 36.05.    Entire Agreement.  This Lease, including any Exhibits and any Addenda attached to this Lease, contains the entire agreement of Lessor and Lessee with respect to the Premises and the leasing of the Premises, and no representation, warranty, inducement, promise or agreement, whether written or oral, preceding or contemporaneous with the execution of this Lease, which is not set forth in this Lease shall be of any force and effect to amend, modify or supplement the provisions of this Lease.  Lessor and Lessee intend and agree that this Lease constitutes the complete and exclusive statement of the terms of the leasing of the Premises and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

Section 36.06.    Invalidity.  If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be determined by a court of proper jurisdiction to be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable, shall not be affected by such invalidity or unenforceability, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 36.07.    Authority.  Each of the persons executing this Lease on behalf of Lessee represents and warrants that (a) Lessee has full right and authority to enter into this Lease; and (b) the person or persons signing this Lease on behalf of Lessee are authorized to do so and to bind Lessee to this Lease.  Upon Lessor's request, Lessee shall provide Lessor with evidence satisfactory to Lessor confirming the foregoing representations and warranties.

Section 36.08.    No Offer.  The submission of this Lease to Lessee by Lessor is for examination purposes only, and does not and shall not interpreted to constitute a reservation of or an option for Lessee to lease, or otherwise create any interest by Lessee in, the Premises. Execution of this Lease by Lessee and its return to Lessor shall not be binding upon Lessor until Lessor has in fact executed and delivered this Lease to Lessee.  No contractual or other rights shall exist between Lessor and Lessee with respect to the Premises until both Lessor and Lessee have executed and delivered this Lease, notwithstanding that rental or other deposits may have been received by Lessor and notwithstanding that Lessor has delivered to Lessee an unexecuted copy of this Lease.

Section 36.09.    No Representations or Warranties.  Neither Lessor nor the agents or attorneys of Lessor have made any representation or warranty with respect to this Lease, the Premises, the Building or the Project, except as set forth in this Lease.

Section 36.10.    Amendments.  This Lease may not be altered, changed, or amended except by an instrument signed by Lessor and Lessee.

Section 36.11.    Name of Building.  In the event Lessor chooses to change the name or address of the Building and/or the Project, Lessee agrees that such change shall not affect in any way the obligations of Lessee under this Lease, and that, except for the name or address change, all of the provisions of this Lease shall remain in full force and effect.  Lessee agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon written notification from Lessor to Lessee of such change.

Section 36.12.    No Recordation.  Neither this Lease, nor any memorandum, affidavit or other writing with respect to this Lease, shall be recorded by Lessee or by any one acting through, under or on behalf of Lessee, and any such recording in violation of this provision shall, at the election of Lessor, constitute and Event of Default.

Section 36.13.    Right to Lease.  Lessor reserves the absolute right to effect such other tenancies in the Building and the Project as Lessor in the exercise of its sole business judgment shall determine to best promote the interests of Lessor.  Lessee has not relied on the fact, nor has Lessor represented, that any specific lessee or type or number of lessees shall occupy any space in the Building or the Project, or that any specific lessee or type of lessee shall be excluded from occupying any space in the Building or the Project.

Section 36.14.    Waiver of Jury Trial.  Lessee hereby waives any right to trial by jury with respect to any action or proceeding brought by Lessor, Lessee or any other party, relating to (a) this Lease and/or any understandings or prior dealings between the parties hereto, or (b) the Premises, the Building or the Project or any part thereof, or (c) to which Lessor is a party.  Lessee hereby agrees that this Section 36.14 constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Lessee does hereby constitute and appoint Lessor its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Lessee does hereby authorize and empower Lessor, in the name, place and stead of Lessee, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

Section 36.15.    Representations by Lessee.  Lessee represents and warrants to Lessor that each individual executing this Lease on behalf of Lessee is authorized to do so on behalf of Lessee and that Lessee is not, and the entities or individuals constituting Lessee or which may own or control Lessee or which may be owned or controlled by Lessee are not (i) in violation of any laws relating to terrorism or money laundering, and/or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

Section 36.16.    Quiet Enjoyment.  Provided Lessee timely pays the Rent as and when due and timely and fully performs all of the covenants and agreements of Lessee to be performed under this Lease, then Lessee shall peacefully have, hold and enjoy the Premises without interference by any person or entity claiming by or through Lessor.  This covenant shall be binding upon Lessor and its successors only during its or their respective periods of ownership of the Building.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the Lease Date.

LESSOR	LESSEE

2350 MISSION INVESTORS, LLC,
a Delaware limited liability company

By:  PCCP CS 2350 Mission, LLC,
a Delaware limited liability company
Its:   Managing Member

By:   PacificCal, LLC,
 a Delaware limited liability company
Its:   Sole Member

By:   PCCP CS Holdings, LLC,
 a Delaware limited liability company
Its:    Manager

By:   /s/ Aaron Glovara
Name:   Aaron A. Glovara
Its:  Vice President

NEWCARDIO, INC., a Delaware corporation By /s/ Branislav Vajdic Name Branislav Vajdic Title CEO By ______________________________ Name ____________________________ Title _____________________________

EXHIBIT A

Floor Plan of the Premises

Tenth Floor Plan

Demo Plan

OFFICE
OFFICE
OFFICE
OPEN OFFICE
RECEPTION
CONF. RM.

Proposed Plan

ReelGrobman
Interior Architecture

New Cardio
Suite 1175

MISSION CITY CENTER
2350 Mission College Blvd.
Santa Clara, California

WOODMONT
Real Estate Services

date: January 29,2008

A-1

EXHIBIT B

Rules and Regulations

1.           The sidewalks, halls, passages, courts, exits, vestibules, entrances, public areas, elevators and stairways of the Building shall not be obstructed by Lessee or used by Lessee for any purpose other than ingress to and egress from the Premises.  The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Lessor shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation and interests of the Building and its lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  If the Premises are situated on the ground floor with direct access to the street, then Lessee shall, at Lessee's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from dirt, refuse or other obstructions.  Lessee shall not place any parcels or other articles in the halls or in any other part of the Building outside of the Premises.  Lessee shall not throw or allow to be thrown any article out of the doors or windows of the Premises.

2.           Neither Lessee nor any employee, agent, contractor or invitee of Lessee shall go upon the roof of the Building, except such portions of the roof as may be contiguous to the Premises and which are designated in writing by Lessor as a roof-deck or roof-garden area.

3.           No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Lessee on any part of the Building without the prior written consent of Lessor. Written material visible from outside the Building will not be permitted.  Lessor shall, at Lessor’s expense, place Lessee's name on any lobby and floor directories of the Building and at the entrance to Lessee's Premises.  Lessee shall not have the right to have additional names placed on any directory without Lessor's prior written consent.  Any change to such lobby, directory and entrance signage shall be performed by Lessor at Lessee’s expense.

4.           The Premises shall not be used for the storage or merchandise held for sale to the general public or for lodging.  No cooking shall be done or permitted by Lessee in the Premises, except the use by Lessee of Underwriter's Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and is provided only for the convenience of Lessee and its employees and invitees.

5.           Lessee shall not employ any person or persons other than the janitor of Lessor for the purpose of cleaning the Premises, unless otherwise agreed to by Lessor in writing.  Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the Premises.  Lessee shall not cause any unnecessary labor by reason of such Lessee's carelessness or indifference in the preservation of good order and cleanliness.

6.           Lessor will furnish Lessee with two keys to each door lock in the Premises.  Lessor may make a reasonable charge for these and any additional keys.  Lessee shall not have any additional keys made.  Lessee shall not alter any lock or install a new or additional lock or bolts on any door of the Premises without the prior written consent of Lessor.  Lessee shall in each case furnish Lessor with a key for any such lock.  Lessee, upon the expiration of the Term or sooner termination of this Lease, shall deliver to Lessor all keys to doors in the Building that shall have been furnished to Lessee.

7.           The moving of freight, furniture or bulky material of any description in or out of the Building must take place during such hours as Lessor may from time to time reasonably determine including weekends or non-business hours.  The moving of freight, furniture or bulky material shall be made upon previous notice to the superintendent or manager of the Building and the persons employed by Lessee for such work must be reasonably acceptable to Lessor.  Lessee may, subject to the provisions of the immediately preceding sentence, move freight, furniture or bulky material into or out of the Premises on Saturdays between the hours of 8:00 a.m. and 6:00 p.m. provided that Lessee gives Lessor at least two (2) days' prior written notice of such proposed activities and pays the additional costs, if any, incurred by Lessor for elevator operators, security guards and other expenses arising by reason of such activities by Lessee.  If requested by Lessor, Lessee shall deposit with Lessor, as security for Lessee's obligation to pay such additional costs, a cash sum which Lessor reasonably estimates to be the amount of such additional costs.  Lessor will not be responsible for loss of or damage to any such property from any cause and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the Lessee.  Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building.

8.           Heavy objects to be located in the Premises shall be placed on wood strips of such thickness as is necessary to properly distribute the weight, if deemed necessary by Lessor.  Business machines and other equipment shall be placed and maintained by Lessee at Lessee's expense in locations sufficient, in Lessor's reasonable judgment, to absorb and prevent unreasonable vibration and prevent noise and annoyance.

9.           Lessee shall not permit or suffer the Premises to be occupied or used in any manner that is offensive or objectionable to Lessor or any lessee or invitee of the Building by reason of sounds, odors, vibrations or electromagnetic interference.

10.           Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building.

11.           Lessor reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m., and during all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building signed by Lessor.  Lessor will furnish passes to persons for whom Lessee requests the same in writing.  Lessee shall be responsible for all persons for whom it requests passes and shall be liable to Lessor for all acts of such persons.  Lessor shall, in no case, be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Lessor's reasonable opinion, Lessor reserves the right to prevent access to the Building or the Project during the continuance of the same by such action as Lessor may deem appropriate including closing doors to the Building and closing entrance ways to the Project.

12.           No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Premises without the prior written consent of Lessor.  No files, cabinets, boxes, containers or similar items shall be placed in, against or adjacent to any window of the Premises so as to be visible from the outside of the Building.

13.           Lessee shall not obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be determined by Lessor.

B-1

14.           Lessee shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and lights are shut off before Lessee or Lessee's employees leave the Premises so as to prevent waste or damage, and Lessee shall be responsible for all injuries sustained by Lessor or other lessees or occupants of the Building resulting from Lessee’s failure to do so.  Lessee shall keep the doors to the Building corridors closed at all times, except for ingress and egress.

15.           The restrooms rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were installed, and Lessee shall not throw any foreign substance of any kind whatsoever in the same and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Lessee.

16.            Except with the prior written consent of Lessor, Lessee shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, or any other goods or merchandise to the general public in or on the Premises.  Lessee shall not use the Premises for manufacturing of any kind or any business or activity other than that specifically provided for in Lessee's lease.

17.           Lessee shall not install or attach any radio or television antenna, loud speaker, air conditioning unit, awning or other item or device on the roof or to exterior surface of the exterior walls of the Building.

18.           Lessee shall not use or permit the use of any hand trucks except those equipped with inflatable rubber tires and side guards or such other materials handling equipment as Lessor may approve.  No other vehicles or conveyances of any kind shall be brought by Lessee into the Building or kept in or on the Premises.

19.           Lessee shall store all its trash and garbage within its Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city where the Building is located without being in violation of any law or ordinance governing such disposal.  The transportation of trash, garbage and refuse from the Premises shall be made only through entry ways and elevators provided for such purposes and at such times as Lessor shall designate.

20.           Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and Lessee shall cooperate with Lessor to prevent the same.

21.           Lessee and its employees, authorized representatives and invitees shall not (a) make or permit any noise in the Building that is annoying, unpleasant or distasteful or interfering in any way with Lessor, other lessees or those having business with them, (b) bring into or keep within the Premises, the Building or the Common Areas any bicycle, conveyance or other vehicle, except such vehicles as are permitted to park in the parking areas in accordance with these rules and regulations, (c) place or store any item or vehicle in the Common Areas; or (d) use any of the Common Area for any event, promotion or gathering, without the prior written consent of Lessor, which consent my be conditioned, withheld or granted at the sole discretion of Lessor.

22.           Bring into or keep within the Premises, the Building or Common Areas any animal except service dogs.

23.           Lessee shall not drive nails or screws or drill into the partitions, woodwork or walls of the Premises except to affix standard pictures or other wall hangings on the interior walls of the Premises so long as they are not visible from the exterior of the Building.  Lessee shall not mark or in any way deface partitions, woodwork, walls or doors of the Premises.

24.           Lessor shall direct electricians as to where and how telephone and communications wires are to be introduced.  No cutting or boring for wires shall be allowed without Lessor's consent.  The location of telephones, call boxes and office equipment affixed to the Premises shall be subject to Lessor's approval.

25.           Lessee shall not lay or affix any floor covering in the Premises so that it is permanently affixed to the floor slab of the Premises, without Lessor's approval.

26.           The requirements of Lessee will be attended to only upon application by telephone or in person at the office of the Building superintendent or manager.  Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

27.           Lessee and its employees, agents, contractors and invitees shall comply with all speed limit, curb markings and directional and other signage located in or about the driveways and parking areas.  All parking spaces are unreserved and unassigned unless otherwise designated.  All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sports utility vehicles, pickup trucks and other non-commercial vehicles.  Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, agents, contractors. Invitees, suppliers or shippers to be loaded, unloaded or parked in areas other than those provided for such activities.  Parking of vehicles is permitted only during Ordinary Business Hours unless otherwise authorized by Lessor.  No vehicle services (such as windshield or window replacement, washing, waxing, detailing, oil changes or other mechanical servicing) shall be performed in the parking areas.  If Lessee or any of Lessee’s employees, agents, contractors, invitees, suppliers or shippers conducts, permits or allows any of the prohibited activities described above, then Lessor shall have the right, without notice, in addition to such other rights and remedies that Lessor may have, to remove or tow away the vehicle involved and charge the costs of removal of the vehicle and any clean-up to Lessee.

28.           Lessor may waive any one or more of these rules and regulations for the benefit of any particular lessee or lessees, but no such waiver by Lessor shall be construed as a waiver of such rules and regulations in favor of any other lessee or lessees, nor prevent Lessor from thereafter enforcing any such rules and regulations against any or all of the lessees of the Building.

29.           These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Lessee’s Lease of Premises.

30.           Lessor reserves the right to make such other reasonable rules and regulations as, in its judgment, may from time to time be needed for the safety, care and cleanliness of the Building or Project, and for the preservation of the order therein.

31.           Lessor shall not be responsible to Lessee or to any other person for the non-observance or violation of these rules and regulations by any other Lessee or other person.  Lessee shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the Premises.

32.           The "Ordinary Business Hours" of the Building shall be 7:00 a.m. to 6:00 p.m. on business days (exclusive of Saturdays, Sundays.

B-2

EXHIBIT C

Work Letter

1.           Lessee Improvements.  Lessee shall, at Lessee’s cost, perform the following work in the Premises (collectively, the “Lessee Improvements”):

(a)           Add professional sound insulation to the wall between private offices labeled “A” and “B”, generally as shown on the diagram attached as Exhibit C-1.

(b)           Remove walls and door to eliminate one private office, generally as shown on the diagram attached as Exhibit C-1.

(c)           Add walls to create defined entrance area, generally as shown on the diagram attached as Exhibit C-1.

(d)           Add four power 110 volt outlets to center of the floor in conference room labeled as “X”, generally as shown on the diagram attached as Exhibit C-1.

2.           Commencement and Completion of Lessee Improvements.  The Lessee Improvements shall be commenced upon Lessee obtaining Lessor’s approval to proceed.  The Lessee Improvements shall be constructed by a licensed general contractor approved by Lessor (such approval not to be unreasonably withheld or delayed) in good and workmanlike manner using standard materials and finishes consistent with those used by Lessor for the Building and Project.  The construction of the Lessee Improvements shall be performed outside of the Ordinary Business Hours of the Building (i.e., after 6:00 p.m. and before 7:00 a.m. or on Saturdays or Sundays).  If required by Lessor, the construction of the Lessee Improvements and the activities of Lessee’s general contractor shall be supervised by Lessor’s property manager or other designated supervisor, and Lessee shall reimburse Lessor upon demand for the cost of such supervision.  The Lessee Improvements shall be completed as soon commercially reasonable following commencement.

3.           Lessor Improvements.   Lessor shall, at Lessor's cost, perform the following work in the Premises (collectively, the "Lessor Improvements"):

(a)           Paint the interior walls of the Premises.

(b)           Install new carpeting in the Premises.

(c)           Repair torn wallpaper in hallway near entrance to the Premises.

(d)           Place all Building systems serving the Premises, including the electrical, lighting, plumbing, utility, fire protection and HVAC systems and all doors in the Premises, in working order and replace any damaged ceiling tiles.

The Lessor Improvements shall be performed by Lessor's contractor or maintenance personnel in good and workmanlike manner using standard materials and finishes used by Lessor for the Building and Project.  If applicable, Lessee shall have the right to approve the color of the carpeting and paint from the colors available for the Building standard carpeting and paint.

4.           Commencement and Completion of Lessor Improvements.  The Lessor Improvements shall be commenced by Lessor’s contractor or maintenance personnel upon completion of the Lessee Improvements and receipt of any required permits and approvals and, subject to delays beyond the reasonable control of Lessor’s contractor or maintenance personnel, shall be completed as commercially reasonable following commencement.

5.           No Change in Lessor Improvements.  Lessee shall not have the right to request any change, alteration or addition to the Lessor Improvements.

C-1

EXHIBIT C-1

Diagram Showing the Lessee Improvements

C-2